EXHIBIT D



                                   PROSPECTUS
                             [SUBJECT TO COMPLETION]

                             MODIFIED SINGLE PAYMENT
                   VARIABLE UNIVERSAL LIFE INSURANCE CONTRACTS
                         (SINGLE LIFE AND SURVIVORSHIP)

                                    issued by

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                             in connection with its
                              LLAC VARIABLE ACCOUNT
                        175 Berkeley Street, P.O. Box 140
                        Boston, Massachusetts 02117-0140

                                 Service Center
                                 100 Liberty Way
                           Dover, New Hampshire 03820
                                [1-800-xxx-xxxx]

This prospectus describes Modified Single Payment Variable Universal Life Insurance Contracts (the "Contracts") offered by Liberty Life Assurance Company of Boston ("we" or "Liberty Life") for prospective insured persons ages 0-85. This prospectus describes Contracts which provide insurance coverage on the life of one Insured ("Single Life Contracts") and Contracts which provide insurance on the lives of two Insureds ("Survivorship Contracts"). You may pay a significant initial Payment and, subject to certain restrictions, additional Payments. Your initial Payment must equal at least $10,000.

The Contracts are modified endowment contracts for Federal income tax purpose, except in certain cases as described in "Federal Tax Considerations" beginning on page [44]. A loan, distribution or other amount received from a modified endowment contract during the life of the Insured will be taxed to the extent of any accumulated income in the Contract. Any taxable withdrawal will also be subject to an additional ten percent penalty tax, with certain exceptions.

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offer to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Securities and Exchange Commission Has Not Approved or Disapproved of these Securities or Passed upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

                The Date of this Prospectus is October 21, 1998.


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The Contracts currently offer nineteen investment options, each of which is a
Sub-Account of LLAC Variable Account of Liberty Life (the "Variable Account"). Each Sub-Account invests exclusively in shares of one of the following
Portfolios:

      AIM Variable Insurance Funds, Inc.: AIM V.I. Capital Appreciation Fund; AIM V.I. International Equity Fund.

      Dreyfus: Dreyfus Stock Index Fund; Dreyfus Variable Investment Fund, Capital Appreciation Portfolio; and Dreyfus Socially Responsible Growth Fund, Inc.

      Liberty Variable Investment Trust: Colonial Small Cap Value Fund, Variable Series; Colonial High Yield Securities Fund, Variable Series; Colonial Strategic Income Fund, Variable Series; Colonial U.S. Stock Fund, Variable Series; and Liberty All-Star Equity Fund, Variable Series.

      MFS Variable Insurance Trust: MFS Emerging Growth Series; MFS Research Series; MFS Utilities Series; and MFS Growth with Income Series.

      Oppenheimer Variable Account Funds: Oppenheimer Bond Fund; and Oppenheimer Growth and Income Fund.

      Stein Roe Variable Investment Trust: Stein Roe Balanced Fund, Variable Series; Stein Roe Growth Stock Fund, Variable Series; and Stein Roe Money Market Fund, Variable Series.

Not all of the Sub-Accounts may be available under your Contract. You should contact your representative for further information as to the availability of the Sub-Accounts. We may make other investment options available in the future. You also may allocate all or part of your Payment to our Fixed Account.

The Contract does not have a guaranteed minimum Account Value. Your Contract's Account Value will rise and fall, depending on the investment performance of the Portfolios underlying the Sub-Accounts to which you allocate your Payment. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios. The Account Value will also reflect Payments, amounts withdrawn, and cost of insurance or any other charges.

The Contract provides for an Initial Death Benefit as shown on the Contract Information page of your Contract. The Death Benefit payable under your Contract may be greater than the Initial Death Benefit. In certain circumstances, the Death Benefit may increase or decrease based on the investment experience of the Portfolios underlying the Sub-Accounts to which you have allocated your Payment. As long as the Contract remains in force and you make no withdrawals the Death Benefit will never be less than the Initial Death Benefit.

Under the Single Life Contracts, when the Insured dies, we will pay a Death Benefit to a Beneficiary specified by you. Under the Survivorship Contracts, the Death Benefit is payable upon the second

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



death, as long as the Contract is in force. We will reduce the amount of the Death Benefit payment by any unpaid Indebtedness and any unpaid Contract charges.

You generally may cancel the Contract by returning it to us within twenty days after you receive it. In some states, however, this right to return period may be longer or shorter as provided by state law. We will refund your Payment or Account Value, as provided by state law.

In certain states the Contracts may be offered as group contracts with individual ownership represented by Certificates. The discussion of Contracts in this Prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

It may not be advantageous for you to purchase variable life insurance to replace your existing insurance coverage or if you already own a variable life insurance contract.

The Contracts and the investments in the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank. The Contracts are subject to investment risks, including the possible loss of the principal amount invested. The Contracts are not insured by the FDIC, the Federal Reserve Board, or any other agency.

This Prospectus is valid only if accompanied by the current Prospectuses for the Portfolios listed above. If any of those Prospectuses are missing or outdated, please contact us and we will send you the Prospectus you need.

Please read this Prospectus carefully and retain it for your future reference.

The Contracts may not be available in all states.




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



                                TABLE OF CONTENTS

                                                                          Page
DEFINITIONS.................................................................7

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT...................................9

FEES AND EXPENSES..........................................................15

PURCHASE OF CONTRACT AND ALLOCATION OF PAYMENTS............................18
   Application for a Contract..............................................18
   Payments................................................................19
   Allocation of Payments..................................................19
   Account Value...........................................................19
   Accumulation Unit Value.................................................21
   Transfer of Account Value...............................................21
   Transfers Authorized by Telephone.......................................22
   Dollar Cost Averaging...................................................22
   Asset Rebalancing.......................................................22

THE INVESTMENT AND FIXED ACCOUNT OPTIONS...................................23
   Variable Account Investments............................................23
      Portfolios...........................................................23
      Voting Rights........................................................27
      Additions, Deletions, and Substitutions of Securities................28
   The Fixed Account.......................................................29

CONTRACT BENEFITS AND RIGHTS...............................................29
   Death Benefit...........................................................29
   Accelerated Death Benefit...............................................30
   Optional Insurance Benefits.............................................31
   Contract Loans..........................................................31
   Amount Payable on Surrender of the Contract.............................32
   Partial Withdrawals.....................................................33
   Systematic Withdrawal Program...........................................34
   Proceeds Options........................................................34
   Termination and Grace Period............................................35
   Reinstatement ..........................................................36
   Cancellation ...........................................................36
   Postponement of Payments ...............................................37

DEDUCTIONS AND CHARGES.....................................................37
   Separate Account Expense Charge ........................................37
   Monthly Deduction.......................................................38
   Portfolio Expenses......................................................39
   Withdrawal Charge.......................................................39


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



   Withdrawal Fee..........................................................41
   Transfer Fee............................................................41
   Special Provisions for Group or Sponsored Arrangements .................41

GENERAL CONTRACT PROVISIONS................................................41
   Statements to Contract Owners...........................................41
   Limit on Right to Contest...............................................42
   Suicide.................................................................42
   Misstatement as to Age and Sex..........................................42
   Beneficiary.............................................................42
   Assignment..............................................................43
   Creditors' Claims.......................................................43
   Dividends...............................................................43
   Notice and Elections....................................................43
   Modification............................................................43
   Survivorship Contracts..................................................43

FEDERAL TAX CONSIDERATIONS.................................................44
   Taxation of Liberty Life and the Variable Account.......................44
   Tax Status of the Contract .............................................44
      Diversification Requirements.........................................45
      Owner Control........................................................46
   Tax Treatment of Life Insurance Death Benefit Proceeds..................46
   Tax Deferral During Accumulation Period.................................47
      Contracts Which Are MECs.............................................47
      Contracts Which Are Not MECs.........................................48
   Survivorship Contracts..................................................48
   Treatment of Maturity Benefits and Extension of Maturity Date...........49
   Actions to Ensure Compliance with the Tax Law...........................49
   Federal Income Tax Withholding..........................................49
   Tax Advice..............................................................49

DESCRIPTION OF LIBERTY LIFE AND THE VARIABLE ACCOUNT.......................50
   Liberty Life Assurance Company of Boston................................50
   Officers and Directors of Liberty Life..................................50
   Financial Information Concerning Liberty Life...........................52
   Variable Account........................................................52
   Safekeeping of the Variable Account's Assets............................53
   State Regulation of Liberty Life........................................53

YEAR 2000 MATTERS..........................................................53

DISTRIBUTION OF CONTRACTS..................................................54


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



LEGAL PROCEEDINGS..........................................................54

LEGAL MATTERS..............................................................54

REGISTRATION STATEMENT.....................................................54

EXPERTS....................................................................55

FINANCIAL STATEMENTS.......................................................55

APPENDIX..................................................................A-1

This Prospectus Does Not Constitute an Offering in any Jurisdiction in which Such Offering May Not Be Lawfully Made. Liberty Life Does Not Authorize any Information or Representations Regarding the Offering Described in this Prospectus other than as Based in this Prospectus.


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



                                   DEFINITIONS

Please refer to this list for the meaning of the following terms:

Account Value - The sum of the values of your interests in the Sub-Accounts, the Fixed Account and the Loan Account.

Accumulation Unit - An accounting unit of measurement which we use to calculate the value of a Sub-Account.

Age - An Insured's age at his or her last birthday.

Beneficiary(ies) - The person(s) named by you to receive the Death Benefit under the Contract.

Cash Value - The Account Value less any applicable Withdrawal Charges.

Contract Anniversary - The same day and month as the Contract Date for each subsequent year the Contract remains in force.

Contract Date - The effective date of insurance coverage under your Contract. It is used to determine Contract Anniversaries, Contract Years and the Monthly Date.

Contract Owner ("You") - The person(s) having the privileges of ownership defined in the Contract. The Contract Owner(s) may or may not be the same person(s) as the Insured(s). If your Contract is issued pursuant to a retirement plan, your ownership privileges may be modified by the plan.

Contract Year - Each twelve-month period beginning on the Contract Date and each Contract Anniversary.

Death Benefit - The amount payable to the Beneficiary under the Contract upon the death of the Insured(s), before payment of any unpaid Indebtedness or Contract charges.

Delivery Date - The date on which your Contract is personally delivered to you by one of our agents or, if your Contract is not delivered to you in person, five days after we mail your Contract to you.

Fixed Account - The portion of the Account Value allocated to our general account.

Grace Period - A 61-day period during which the Contract will remain in force so as to permit you to pay a sufficient amount to keep the Contract from lapsing.

Indebtedness - The sum of all unpaid Contract Loans and accrued loan interest.

Initial Death Benefit - The initial amount of insurance under your Contract, adjusted for any changes in accordance with the terms of your Contract.

Insured - A person whose life is insured under the Contract.



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



Loan Account - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Indebtedness.

Maturity Date - For Single Life Contracts, the Contract Anniversary on or after the Insured's 100th birthday. For Survivorship Contracts, the Contract Anniversary on or after the younger Insured's 100th birthday.

Monthly Date - The same day in each month as the Contract Date. The day of the month on which the Monthly Deduction is taken from your Account Value.

Monthly Deduction - The amount deducted from the Account Value on each Monthly Date for the cost of insurance charge, the Contract Fee (when due), the Expense Charge on the Fixed Account and the cost of any benefit rider.

Net Investment Factor - The factor we use to determine the change in value of an Accumulation Unit in any Valuation Period. We determine the Net Investment Factor separately for each Sub-Account.

Payment - An amount paid to us as payment for the Contract by you or on your behalf.

Portfolio(s) - The underlying mutual funds in which the Sub-Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

SEC - The United States Securities and Exchange Commission.

Sub-Account - A division of the Variable Account, which invests wholly in shares of one of the Portfolios.

Sub-Account Value - The value of the assets held in a Sub-Account.

Surrender Value - The Cash Value less the Contract Fee less any unpaid Indebtedness.

Tax Code - The Internal Revenue Code of 1986, as amended.

Valuation Day - Each day the New York Stock Exchange is open for business and we are open.

Valuation Period - The period of time over which we determine the change in the value of the Sub-Accounts. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE"), currently 4:00 p.m. Eastern time, on each Valuation Day and ends at the close of the NYSE on the next Valuation Day, or the next day we are open, if later.

Variable Account - LLAC Variable Account, which is a segregated investment account of Liberty Life.


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



                    QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

These are answers to questions that you may have about some of the most important features of your Contract. The Contract is described more fully in the remainder of this Prospectus. Please read this Prospectus carefully. Unless otherwise indicated, the description of the Contract contained in this Prospectus assumes that the Contract is in force, that there is no Indebtedness, and that current federal tax laws apply.

1. What is a modified single payment variable universal life insurance contract?

The Contract has a Death Benefit, Account Value, and other features similar to life insurance contracts providing fixed benefits. The Contract permits the Contract Owner to pay a single significant initial Payment and, subject to restrictions, additional Payments. It is a "variable" Contract because the Account Value and, in some circumstances, the Death Benefit vary according to the investment performance of the Sub-Accounts to which you have allocated your Payment. The Account Value is not guaranteed. This Contract provides you with the opportunity to take advantage of any increase in your Account Value, but you also bear the risk of any decrease.

2. Who may purchase a Contract?

We will issue Contracts on the lives of prospective Insureds age 0-85 who meet our underwriting standards. You may purchase a Contract to provide insurance coverage on the life of one Insured ("Single Life Contract") or a Contract to provide insurance coverage in the lives of two Insureds ("Survivorship Contract").

3. What is the Death Benefit?

Under a Single Life Contract, while the Contract is in force, we will pay a Death Benefit to the Beneficiary upon the death of the Insured. Under a Survivorship Contract, we will pay the Death Benefit to the Beneficiary upon the death of the second Insured. The Death Benefit is equal to the greater of your Contract's Initial Death Benefit and the Account Value multiplied by a specified percentage. Decreases in the Account Value of an in force Contract will never cause the Death Benefit to be less than the Initial Death Benefit. Before we pay the Death Benefit to the Beneficiary, however, we will subtract an amount sufficient to repay any outstanding Indebtedness and to pay any due and unpaid charges. In addition, if you withdraw part of your Account Value, we will reduce the Initial Death Benefit as described in this Prospectus on page [34].

4. How will the Account Value of my Contract be determined?

Your Payments are invested in one or more of the Sub-Accounts or allocated to the Fixed Account, as you instruct us. Your Account Value is the sum of the values of your interests in the Sub-Accounts, plus the values in the Fixed Account and the Loan Account. Your Account Value will depend on the investment performance of the Sub-Accounts and the amount of interest we credit to the Fixed Account and the Loan Account, as well as the Payments paid, partial withdrawals, and charges assessed. We do not guarantee a minimum Account Value on the portion of your Payments allocated to the Variable Account.


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


5. What are the Payments for this Contract?

Your initial Payment must equal at least $10,000. If you choose, you may make additional Payments of at least $1,000 each, subject to the restrictions described in this Prospectus. We may require you to provide evidence of insurability if an increase in the Death Benefit would result from an additional Payment. We will refuse to accept any additional Payment that would cause the Contract to lose its status as a life insurance contract under the Tax Code.

6. When is the Contract effective?

Simplified underwriting. If your application is approved through simplified underwriting, your Contract will be effective and your life insurance coverage under the Contract will begin on the date of your application.

Full underwriting. If your application requires full underwriting and we approve your application, your Contract will be effective as of the date that we receive your initial Payment. If you submit your initial Payment with your application, the effective date of your Contract will be the date of your application, which will be designated your Contract's Contract Date. Otherwise, when we deliver your Contract we will require you to pay sufficient Payment to place your insurance in force. At that time, we also will provide you with a document showing your Contract's effective date, which will be designated as the Contract Date. While your application is in underwriting, if you have paid your initial Payment we may provide you with temporary life insurance coverage in accordance with the terms of our conditional receipt.

If we approve your application, you will earn interest on your Payment from the Contract Date. We will also begin to deduct the Contract charges as of the Contract Date. We will temporarily allocate your initial Payment to our Fixed Account until we allocate it to the Sub-Accounts in accordance with the procedures described in the Answer to Question 7.

If we reject your application, we will not issue you a Contract. We will return any Payment you have made, adding interest as and at the rate required in your state. We will not subtract any contract charges from the amount we refund to you.

7. How are my Payments allocated?

When you apply for the Contract, you specify in your application how to allocate your Payment among the Sub-Accounts and the Fixed Account. You must use whole number percentages and the total allocations must equal 100%. We allocate any subsequent Payment in those percentages until you give us new written instructions. You may allocate your Payment to up to ten Sub-Accounts and the Fixed Account at any one time. You must allocate at least five percent of your Payment to each option that you choose. In the future, we may change these limits.

Initially, we will temporarily allocate your initial Payment to the Fixed Account as of the Contract Date. We generally will then reallocate that amount (including any interest) among the Sub-Accounts and the Fixed Account in accordance with your instructions, on the twenty-fifth day after the Delivery Date. This period may be longer or shorter, depending on the length of the right to return period in your state, as it will always equal five days plus the number of days in the right to return period in your state. As a general rule, any subsequent Payment will be allocated to the Sub-Accounts and the Fixed Accounts as of the date your Payment is received in our Service Center.

You may transfer Account Value among the Sub-Accounts and the Fixed Account while the Contract is in force, by writing to us or calling us at 1-800-xxx-xxxx. Although we currently are not charging a transfer fee, the Contract gives us the right to impose a transfer fee of $25 per transfer. You may not make any transfer that would cause your Account Value to be allocated to more than ten Sub-Accounts at any one time. While you may also transfer amounts from the Fixed Account, certain restrictions apply. For more detail, see "Transfer of Account Value" and "Transfers Authorized by Telephone", on pages [21-22].

You may also use our automatic Dollar Cost Averaging program or our Asset Rebalancing program. Under the Dollar Cost Averaging program, amounts are automatically transferred to the Sub-Accounts at regular intervals from the account of your choice. For more detail, see "Dollar Cost Averaging", on page [22].

Under the Asset Rebalancing program, you periodically can readjust the percentage of your Account Value allocated to each Sub-Account to maintain a pre-set level. Investment results will shift the balance of your Account Value allocations. If you elect Asset Rebalancing, we automatically transfer your Account Value back to the specified percentages at the frequency that you specify. For more detail, see "Asset Rebalancing", on pages [22-23].


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




8. What are my investment choices under the Contract?

You can allocate and reallocate your Account Value among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Variable Account currently invests in the following Portfolios:

AIM Variable Insurance Funds, Inc.
      AIM V.I. Capital Appreciation Fund
      AIM V.I. International Equity Fund

Dreyfus
      Dreyfus Stock Index Fund
      Dreyfus Variable Investment Fund, Capitol Appreciation Portfolio Dreyfus Socially Responsible Growth Fund, Inc.

Liberty Variable Investment Trust
      Colonial Small Cap Value Fund, Variable Series
      Colonial High Yield Securities Fund, Variable Series
      Colonial Strategic Income Fund, Variable Series
      Colonial U.S. Stock Fund, Variable Series
      Liberty All-Star Equity Fund, Variable Series

MFS Variable Insurance Trust
      MFS Emerging Growth Series
      MFS Research Series
      MFS Utilities Series
      MFS Growth with Income Series

Oppenheimer Variable Account Funds
      Oppenheimer Bond Fund
      Oppenheimer Growth & Income Fund

Stein Roe Variable Investment Trust
      Stein Roe Balanced Fund, Variable Series
      Stein Roe Growth Stock Fund, Variable Series
      Stein Roe Money Market Fund, Variable Series

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies, which are described in the accompanying Prospectuses for the Portfolios.

In addition, the Fixed Account is available.


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9. May I take out a Contract Loan?

Yes, you may borrow money from us using your Contract as security for the loan. You may borrow up to 90% of the Cash Value of your Contract. In most instances Contract Loans are treated as distributions for Federal tax purposes. Therefore, you may incur tax liabilities if you borrow a Contract Loan. For more detail, see "Contract Loans", on pages [31-32], and "Contracts Which Are MECs", on pages [47-48].

10. What are the charges deducted from my Account Value?

On each Valuation Day we deduct the Separate Account Expense Charge from the Sub-Accounts to compensate Liberty Life for its expenses incurred and certain risks assumed under the Contracts. The Separate Account Expense Charge is calculated at an annual rate equivalent to 1.65% of average daily net assets.

We also deduct a monthly deduction from your Account Value for the cost of insurance charge, the Contract Fee (when due), the Fixed Account Expense Charge, and the cost of any benefit rider. The cost of insurance charge covers our anticipated mortality costs. The Contract Fee covers certain administrative expenses in connection with the Contracts. The Fixed Account Expense Charge is intended to cover state premium taxes and administration expenses. The Fixed Account Expense Charge equals 0.04% of the Account Value in the Fixed Account on each Monthly Date, which is equivalent to an annual rate of 0.48% of the average monthly Account Value in the Fixed Account.

We subtract the Fixed Account Expense Charge from your Fixed Account balance. We allocate the remainder of the monthly deduction pro rata among your Account Value in the Sub-Accounts and the Fixed Account.

Although we currently are not charging a transfer fee, the Contract gives us the right to impose a transfer fee of $25 per transfer.

We impose a Withdrawal Charge to cover a portion of our premium tax expenses and a portion of the sales expenses we incur in distributing the Contracts. These sales expenses include agents' commissions, advertising, and the printing of Prospectuses. The Withdrawal Charge is described in the answer to Question 11 below and in "Withdrawal Charge", on pages [39-41]. We also impose a withdrawal fee of up to $25 on each partial withdrawal after the first in each Contract Year. The withdrawal fee is used to cover our administrative expenses in processing your partial withdrawal request.

The charges assessed under the Contract are summarized in the table entitled "Contract Charges and Deductions" on pages [15-18] and described in more detail in "Deductions and Charges", beginning on page [37].

In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fee and other expenses. The Prospectuses for the Portfolios describe their respective charges and expenses in more detail. We may receive compensation from the investment


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advisers or administrators of the Portfolios. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and therefore may differ between Portfolios.

11. Do I have access to the value of my Contract?

While the Contract is in force, you may surrender your Contract for the Surrender Value, which is the Cash Value less any Indebtedness, the Contract Fee, and unpaid charges. Upon surrender, life insurance coverage under the Contract will end. You may also withdraw part of your Account Value through a partial withdrawal. You may not withdraw less than $250 at one time. Currently, if the Account Value after any partial withdrawal would be less than $10,000, we may treat your request as a request to surrender your Contract. We may waive or change this limit. We do not permit any partial withdrawals during the first Contract Year. For more detail, see "Amount Payable on Surrender of the Contract" and "Partial Withdrawals", on pages [32-34].

We may deduct a Withdrawal Charge and a withdrawal fee on a surrender or a partial withdrawal.

Withdrawal Charge. If you surrender your Contract, the Withdrawal Charge will equal a percentage of your initial Payment net of all previous withdrawal amounts on which you paid a Withdrawal Charge. If you make a partial withdrawal from your Contract, the Withdrawal Charge will equal a percentage of the amount withdrawn until your total partial withdrawals on which you paid a Withdrawal Charge equals your initial Payment. After that limit is reached, partial withdrawals are not subject to the Withdrawal Charge. The Withdrawal Charge is intended to cover our actual premium tax expenses and sales expenses.

The rate used to determine the Withdrawal Charge depends on the year the withdrawal is made. The Withdrawal Charge declines to zero percent after the seventh Contract Year. The Withdrawal Charge is assessed at the following rates:


          Contract         Withdrawal      Contract       Withdrawal
            Year             Charge          Year           Charge
             1               9.75%            5              7.25%
             2               9.50%            6              5.00%
             3               9.25%            7              4.75%
             4               7.50%            8+             0%

We will waive the Withdrawal Charge on the portion of a withdrawal equal to the greater of:

      Ten percent of the Account Value, less any prior free partial withdrawals and preferred loans since the most recent Contract Anniversary; or earnings not previously withdrawn.


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We also will waive the Withdrawal Charge for qualified medical stays.

Withdrawal fee. We may charge a withdrawal fee on any partial withdrawal after the first in any Contract Year. The withdrawal fee will equal the lesser of $25 or two percent of the amount withdrawn. The withdrawal fee does not apply to full surrenders. The withdrawal fee is intended to compensate us for our administrative costs in processing your partial withdrawal request.

For more detail, see "Withdrawal Charge", on pages [39-41].

12. What are the tax consequences of buying this Contract?

Your Contract is structured to meet the definition of a life insurance contract under the Tax Code. We may need to limit the amount of Payments you pay under the Contract to ensure that your Contract continues to meet that definition.

In most circumstances, your Contract will be considered a "modified endowment contract", which is a form of life insurance contract under the Tax Code. Special rules govern the tax treatment of modified endowment contracts. Under current tax law, death benefit payments under modified endowment contracts, like death benefit payments under other life insurance contracts, generally are excluded from the gross income of the beneficiary. Withdrawals and Contract Loans, however, are treated differently. Amounts withdrawn and Contract Loans are treated first as income, to the extent of any gain, and then as a return of Payment. The income portion of the distribution is includable in your taxable income. Also, an additional ten percent penalty tax is generally imposed on the taxable portion of amounts received before age 59 1/2. For more information on the tax treatment of the Contract, see "Federal Tax Considerations", beginning on page [44], and consult your tax adviser.

13. Can I return this Contract after it has been delivered?

In many states, you may cancel your Contract by returning it to us within twenty days after you receive it. In some states, however, this right to return period may be longer or shorter, as provided by state law. If you return your Contract, the Contract terminates and, in most states, we will pay you an amount equal to your Payment. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances.

14. When does coverage under the Contract end?

Your Contract has a Guaranteed Death Benefit. Under this provision, if you do not have any outstanding Indebtedness, your Contract will never lapse. Your Contract will remain in force until payment of the Death Benefit or the Maturity Date, unless you voluntarily surrender your Contract at an earlier date. If you have outstanding Indebtedness, the Contract will enter a 61-day Grace Period if on a Monthly Date the Surrender Value is insufficient to pay the Monthly Deduction. The Contract will terminate at the end of the Grace Period, unless you pay an amount sufficient to keep the Contract in force. The Contract also will terminate on the Maturity Date, unless you select the Extended Maturity Option.

15. Can I get an illustration to help me understand how Contract values change with investment experience?

At your request we will furnish you with a free, personalized illustration of Account Values, Surrender Values and Death Benefits. The illustration will be personalized to reflect the proposed Insureds' age, sex, underwriting classification, proposed initial Payment, and any available riders requested. The illustrated Account Values, Surrender Values and Death Benefits will be based on certain hypothetical assumed rates of return for the Variable Account. Your actual investment experience probably will differ, and as a result the actual values under the Contract at any time may be higher or lower than those illustrated. The personalized illustrations will follow the methodology and format of the hypothetical illustrations that we filed with the SEC in the registration statement.

                                FEES AND EXPENSES

The following tables are designed to help you understand the fees and expenses that you bear, directly or indirectly, as a Contract Owner. The first table describes the Contract charges and deductions you directly bear under the Contract. The second table describes the fees and expenses of the Portfolios that you bear indirectly when you purchase a Contract. (See "Deductions and Charges", beginning on page [37]).

                         Contract Charges and Deductions

Charges Deducted from Account Value

Monthly Cost of Insurance Charge:

                Current                             Guaranteed
        The lower of the amount           Ranges from $.06 per $1,000
        determined using (i) the          of net amount at risk to $82.50
        current asset-based cost of       per $1,000 of net amount at
        insurance rate or (ii) the        risk (3)
        applicable guaranteed cost
        of insurance. The current
        asset-based rate for Single
        Life Contracts for the
        Standard (NT)(1) rate class
        is 0.45% annually of Account
        Value for the first ten
        Contract Years and 0.65%
        annually thereafter. The
        current asset-based rate for
        Survivorship Contracts where
        both Insureds are in the
        Standard (NT) rate class is
        [x.xx]% annually for the
        first ten Contract Years and
        [x.xx]% annually
        thereafter.(2)

Contract Fee:                             $30.00 per year, deducted annually (4)


                                       15



Monthly Fixed Account
    Expense Charge:                       0.48% annually of the average monthly Account Value in the
                                          Fixed Account (0.04% per month) (5)

Transaction Charges
    Transfer Fee:                         $25 per transfer (6)

    Partial Withdrawal Fee:               The lesser of $25 or 2% of the amount withdrawn

    Maximum Withdrawal Charge:            9.75% of the initial Payment (7)

Charges Deducted from the Sub-Accounts

Annual Variable Account Charges:

    Expense Charge:                       1.65% of daily net assets in the Variable Account (8)
    Federal Income Tax Charge:            Currently none. (9)

(1) The Standard (NT) rate class is our best rate class for Insureds who have not used tobacco of any kind within the past twenty-four months.

(2) The asset-based cost of insurance rate differs depending on Contract type, rating class, and history of tobacco use of the Insured(s). The asset-based rates that we set will reflect our expectations as to mortality experience under the Contracts and other relevant factors, such that the aggregate actual cost of insurance charges paid under the Contracts will compensate us for our aggregate mortality risks under the Contracts. In our discretion, we may change the asset-based rate used in the current cost of insurance formula. Even if we change the asset-based rate, however, you will never be charged more than the amount determined using the guaranteed cost of insurance tables in your Contract.

(3) The guaranteed cost of insurance charges are based on attained age, sex, rating class, and history of tobacco use of the Insured. The net amount at risk is the difference between the Death Benefit divided by
      1.0028709 and the Account Value. See "Deductions and Charges - Monthly Deduction - Cost of Insurance Charge," on pages [38-39].

(4) The Contract Fee is deducted annually on the Contract Anniversary. If you surrender your Contract during a Contract Year, we will deduct the Contract Fee from your surrender proceeds. We currently waive the Contract Fee on Contracts with an Account Value of at least $50,000.

(5) Deducted monthly in an amount equal to 1/12 of the annual rate shown, multiplied by the Account Value in the Fixed Account on the relevant Monthly Date.

(6) We currently waive the Transfer Fee on all transfers. We reserve the right in the future to charge the Transfer Fee on each transfer.

(7) This charge applies only upon withdrawals of the initial Payment. It does not apply to withdrawals of any additional Payments paid under a Contract. The Withdrawal Charge declines to zero percent after the seventh Contract Year. It is imposed to cover a portion of our premium tax expenses and a portion of the sales expense incurred by us in distributing the Contracts. In any Contract Year, we will not charge any Withdrawal Charge on that portion of your withdrawals equal to the greater of: (a) ten percent of the Account Value, less any prior free partial withdrawals and preferred loans since the most recent Contract Anniversary; or (b) earnings not previously withdrawn. "Earnings", for this purpose, is defined on page [40]. See "Deductions and Charges - Withdrawal Charge," page [39-41].

(8) Deducted each Valuation Period in an amount equal to 1/365 of the annual rate shown, multiplied by the Account Value in the Variable Account on the relevant Valuation Day, multiplied by the number of days in the relevant Valuation Period.

(9) We currently do not assess a charge for federal income taxes that may be attributable to the operations of the Variable Account. We reserve the right to do so in the future. See "Deductions and Charges - Separate Account Expense Charge", pages [37-38].

                              Portfolio Expenses(1)
                     (As a percentage of average net assets)
    (after fee waivers and expense reimbursements, as indicated in the notes)

                                                   TOTAL FUND     TOTAL FUND
                                    MANAGEMENT        OTHER         ANNUAL
PORTFOLIO                             FEES          EXPENSES      EXPENSES
AIM V.I. Capital Appreciation         0.63%           0.05%       0.68%(2)
AIM V.I. International Equity         0.75%           0.18%       0.93%(2)
Dreyfus Stock Index                   0.245%          0.035%      0.28%(3)
Dreyfus Capital Appreciation          0.55%           0.25%       0.80%(3)
Dreyfus Socially Responsible Growth   0.75%           0.07%       0.82%(3)
Colonial Small Cap Value              0.80%          [0.20%]     [1.00%](x.xx%)(4)
Colonial High Yield Securities        0.60%          [0.20%]     [0.80%](x.xx%)(4)
Colonial Strategic Income             0.65%           0.15%       0.80%(0.82%) (4)
Colonial U.S. Stock                   0.80%           0.14%       0.94%
Liberty All-Star Equity               0.80%           0.20%       1.00%(1.45%) (4)
MFS Emerging Growth                   0.75%           0.12%       0.87%
MFS Research                          0.75%           0.13%       0.88%
MFS Utilities                         0.75%           0.25%       1.00%(1.20%)(5)
MFS Growth with Income                0.75%           0.25%       1.00%(1.10%)(5)
Oppenheimer Bond                      0.73%           0.05%       0.78%
Oppenheimer Growth & Income           0.75%           0.08%       0.83%
Stein Roe Balanced                    0.45%           0.21%       0.66%
Stein Roe Growth Stock                0.50%           0.21%       0.71%
Stein Roe Money Market                0.35%           0.25%       0.60%

(1) All Trust and Portfolio expenses are based on 1997 expenses, except Colonial Small Cap Value and Colonial High Yield Securities. Since those two Portfolios are newly formed in 1998, their Total Fund Other Expenses are estimates. The expenses of the Colonial Small Cap Value Fund, Colonial High Yield Securities Fund, Colonial Strategic Income Fund, Liberty All-Star Equity Fund, MFS Utilities Series, and MFS Growth with Income Series reflect the agreement of each Portfolio's adviser to reimburse expenses above the limits shown in notes (3) and (5).

(2) AIM Advisors, Inc. ("AIM") may from time to time waive or reduce its fees. Effective May 1, 1998, the AIM Portfolios reimburse AIM in an amount up to 0.25% of the average net asset value of each AIM Portfolio for expenses incurred in providing or assuring that participating insurance companies provide certain administrative services. Currently, the fee only applies to the average net asset value of each Portfolio in excess of the net asset value of each Portfolio as calculated on April 30, 1998.

(3) The Dreyfus Corporation ("Dreyfus") has undertaken to reduce its management fee and/or reimburse the other expenses of the Dreyfus Stock Index Fund if necessary to prevent the Portfolio's aggregate expenses from exceeding 0.40% of the Portfolio's average net assets for the fiscal year. Dreyfus may end this undertaking on at least 180 days prior notice. In addition, Dreyfus and/or the subadvisers to the Dreyfus Portfolios may from time to time waive receipt of their fees and/or voluntarily assume certain expenses of these Portfolios. In the fiscal year ending December 31, 1997, neither Dreyfus nor the subadvisers waived any fee or reimbursed expenses.

(4) Liberty Advisory Services Corp. has agreed until April 30, 1999, to reimburse all expenses, including management fees, in excess of the following percentage of the average annual net assets of each of the Trust's eligible Portfolios, so long as such reimbursement would not result in the Portfolio's inability to qualify as a regulated investment company under the Internal Revenue Code: 1.00% for Colonial Small Cap Value Fund, Liberty All-Star Equity, and Colonial U.S. Stock; and .80% for Colonial Strategic Income and Colonial High Yield Securities. Each percentage shown in parentheses is an estimate of what the total expenses would be in the absence of expense reimbursement: for the Colonial Small Cap Value Fund, [x.xx]%; for the Colonial High Yield Securities Fund, [x.xx]%. for the Colonial Strategic Income Fund, .82%; and for the Liberty All-Star Equity Fund, 1.45%.

(5) Massachusetts Financial Services Company has agreed to bear expenses for these Portfolios, subject to reimbursement from these Portfolios, such that their "Other Expenses" shall not exceed 0.25% of their average daily net assets during the current fiscal year. Otherwise, the "Other Expenses" and "Total Annual Expenses" of the MFS Utilities Portfolio would be 0.45% and 1.20%, respectively, and the "Other Expenses" and "Total Annual Expenses" of the MFS Growth with Income Portfolio would be 0.35% and 1.10%, respectively.

                 PURCHASE OF CONTRACT AND ALLOCATION OF PAYMENTS

Application for a Contract. You may apply to purchase a Contract by submitting a written application to us through one of our authorized agents. We will not issue Contracts to insure people who are older than age 85. Before we issue a Contract, we will require you to submit evidence of insurability satisfactory to us. Acceptance of your application is subject to our underwriting rules. We reserve the right to reject your application for any lawful reason. If we do not issue a Contract to you, we will return your Payment to you. We reserve the right to change the terms or conditions of your Contract to comply with differences in applicable state law. Variations from the information appearing in this Prospectus due to individual state requirements are described in supplements which are attached to this Prospectus as in endorsements to the Contract, as appropriate.

In general, we will deliver your Contract when (1) we have received your initial Payment and (2) we have determined that your application meets our underwriting requirements. The Contract Date will be the effective date of insurance coverage under your Contract. We use the Contract Date to determine Contract Anniversaries, Contract Years, and Monthly Dates.

We will not accept your initial Payment with your application if the requested Initial Death Benefit of your Contract exceeds our then-current limit. In other cases, you may choose to pay the initial Payment with your application. If you did not submit your initial Payment with your application, when we deliver your Contract we will require you to pay sufficient Payment to place your insurance in force.

Simplified underwriting. Under our current underwriting rules, which we may change when and as we decide, proposed Insureds are eligible for simplified underwriting without a medical examination, if the application responses and initial payment meet our simplified underwriting standards. Simplified underwriting is not available if the initial Payment exceeds the limits set in our simplified underwriting standards.

Simplified underwriting also is not available if the Insured would be more than 80 years old on the Contract Date. For Survivorship Contracts, both Insureds must meet our simplified underwriting requirements. Simplified underwriting limits may vary by state.

If your application is approved through simplified underwriting, your Contract will be effective and your life insurance coverage under the Contract will begin on the date of your application. Your Contract Date will be the date your application and initial payment are taken.

Full underwriting. If your application requires full underwriting and we approve your application, your Contract will be effective as of the date that we receive your initial Payment. If you submit your initial Payment with your application, the effective date of your Contract will be the date of your application, which will be designated your Contract's Contract Date. Otherwise, when we deliver your Contract we will require you to pay sufficient Payment to place your insurance in force. At that time, we also will provide you with a document showing your Contract's effective date, which will be designated as the Conract Date. While your application is in underwriting, if you have paid your initial Payment we may provide you with temporary life insurance coverage in accordance with the terms of our conditional receipt.

If we approve your application, you will earn interest on your Payment from the Contract Date. We will also begin to deduct the Contract charges as of the Contract Date. We will temporarily allocate your initial Payment to our Fixed Account until we allocate it to the Sub-Accounts and the Fixed Account in accordance with the procedures described in "Allocation of Payments" on page [20] below.

If we reject your application, we will not issue you a Contract. We will return any Payment you have made, adding interest as and at the rate required in your State. We will not subtract any contract charges from the amount we refund to you.

Payments. You must pay an initial Payment to purchase a Contract. The initial Payment purchases a Death Benefit initially equal to your Contract's Initial Death Benefit. The minimum initial Payment is $10,000. We may waive or change this minimum. If you choose, you may pay additional Payments, subject to the conditions described below.

You may pay additional Payments at any time and in any amount necessary to avoid termination of your Contract. You may also pay additional Payments subject to the following conditions:

      (1)   each additional Payment must be at least $1,000;

      (2) the Payment will not disqualify your Contract as a life insurance contract under the Tax Code.

We intend to require satisfactory evidence of insurability before we accept any Payment which results in an increase in the Death Benefit. In the future, we may waive this requirement.

Allocation of Payments. Initially, we will temporarily allocate your initial Payment to the Fixed Account as of the Contract Date. We generally will then reallocate that amount (including any interest) among the Sub-Accounts and the Fixed Account in accordance with your instructions, on the twenty-fifth day after the Delivery Date. This period may be longer or shorter, depending on the length of the right of return period in your state, as it will always equal five days plus the number of days in the right to return period in your state.

You must specify your allocation percentages in your Contract application. Percentages must be in whole numbers and the total allocation must equal 100%. We will allocate your subsequent Payments in those percentages, until you give us new allocation instructions.

You initially may allocate your Account Value to up to ten Sub-Accounts and the Fixed Account. Moreover, you may not allocate less than five percent of your Account Value to any one option. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause your Account Value to be allocated to more than ten Sub-Accounts at any one time. Your allocation to the Fixed Account, if any, does not count against this limit. In the future we may change these limits.

We generally will allocate your additional Payments to the Sub-Accounts and the Fixed Account as of the date your Payment is received in our Service Center. If an additional Payment requires underwriting, however, we may delay allocation until we have completed underwriting. We will follow the allocation instructions in our file, unless you send us new allocation instructions with your payment. If you have any outstanding Indebtedness, we will apply your additional payment to your outstanding loan balance until it is fully repaid, unless you instruct us otherwise in writing.

We will make all valuations in connection with the Contract, other than the initial Payment and other Payments requiring underwriting, on the date a Payment is received or your request for other action is received at our Service Center, if that date is a Valuation Day. Otherwise we will make that determination on the next succeeding day which is a Valuation Day.

Account Value. Your Account Value is the sum of the value of your interest in the Sub-Accounts you have chosen, plus your Fixed Account balance, plus your Loan Account balance. Your Account Value may increase or decrease daily to reflect the performance of the Sub-Accounts you have chosen, the addition of interest credited to the Fixed Account and the Loan Account, the addition of

Payments, and the subtraction of partial withdrawals and charges assessed. There is no minimum guaranteed Account Value.

On the Contract Date, your Account Value will equal the initial Payment less the Monthly Deduction for the first Contract Month.

On each Valuation Day, the value of your interest in a particular Sub-Account will equal:

      (1)   The total value of your Accumulation Units in the Sub-Account; plus

      (2) Any Payment received from you and allocated to the Sub-Account during the current Valuation Period; plus

      (3) Any Account Value transferred to the Sub-Account during the current Valuation Period; minus

      (4) Any Account Value transferred from the Sub-Account during the current Valuation Period; minus

      (5) Any amounts withdrawn by you (plus the applicable Withdrawal Charge and withdrawal fee) from the Sub-Account during the current Valuation Period; minus

      (6) The portion of any Monthly Deduction allocated to the Sub-Account during the current Valuation Period for the Contract Month following the Monthly Date.

On each Valuation Day, your Fixed Account balance will equal:

      (1)   The Fixed Account balance on the previous Valuation Day; plus

      (2)   Any Payment allocated to it; plus

      (3) Any Account Value transferred to it from the Sub-Accounts or the Loan Account; plus

      (4)   Interest credited to it; minus

      (5)   Any Account Value transferred out of it; minus

      (6) Any amounts withdrawn by you (plus the applicable Withdrawal Charge); minus

      (7)   The portion of any Monthly Deduction allocated to the Fixed Account.

All values under the Contract equal or exceed those required by law. Detailed explanations of methods of calculation are on file with the appropriate regulatory authorities.

Accumulation Unit Value. The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the corresponding Portfolio and the deduction of certain expenses. We will determine the Accumulation Unit Value for each Sub-Account on each Valuation Day. A Sub-Account's Accumulation Unit Value for a particular Valuation Day will equal the Sub-Account's Accumulation Unit Value on the preceding Valuation Day multiplied by the Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each Sub-Account is: (1) divided by (2) minus (3), where: (1) is the sum of
(a) the net asset value per share of the corresponding Portfolio at the end of the current Valuation Period and (b) the per share amount of any dividend or capital gains distribution by that Portfolio, if the ex-divided date occurs in that Valuation Period; (2) is the net asset value per share of the corresponding Portfolio at the beginning of the Valuation Period; and (3) is an amount equal to the Expense Charge imposed during the Valuation Period.

You should refer to the Prospectuses for the Portfolios which accompany this Prospectus for a description of how the assets of each Portfolio are valued, since that determination directly affects the investment experience of the corresponding Sub-Account and, therefore, your Account Value.

Transfer of Account Value. While the Contract is in force before the Maturity Date, you may transfer Account Value among the Fixed Account and Sub-Accounts in writing or by telephone. You may not request a transfer of less than $250 from a single Sub-Account, unless the amount requested is your entire balance in the Sub-Account. If less than $500 would remain in a Sub- Account after a transfer, we may require you to transfer the entire balance of the Sub-Account. We reserve the right to change these minimums.

We currently are waiving the transfer fee. The Contract, however, permits us to impose a $25 transfer fee per transfer.

You may not have Account Value allocated to more than ten Sub-Accounts at one time. We will not perform a transfer that would cause your Contract to exceed that limit. We may change this limit in the future.

As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. Otherwise, we will make the transfer on the first subsequent day on which we and the NYSE are open. Transfers pursuant to a Dollar Cost Averaging or Asset Rebalancing program will be made at the intervals you have selected in accordance with the procedures and requirements we establish.

You may make transfers from the Fixed Account to the Sub-Accounts only during the 60 days after each Contract Anniversary. You must submit your request no later than the end of this 60-day period. In addition, in each Contract Year, the largest amount that you may transfer out of the Fixed Account is the greater of: (a) the amount transferred in the prior Contract Year; or (b) twenty percent of the current Fixed Account balance. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

We will not charge a transfer fee on a transfer of all of the Account Value in the Sub-Accounts to the Fixed Account.

Transfers Authorized by Telephone. You may make transfers by telephone, unless you advise us in writing not to accept telephonic transfer instructions. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Timely requests will be processed on that day at that day's price.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses. We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

Dollar Cost Averaging. Under our automatic Dollar Cost Averaging program, while the Contract is in force you may authorize us to transfer a fixed dollar amount at fixed intervals to the Sub-Accounts of your choice in accordance with the procedures and requirements that we establish. The transfers will continue until you instruct us to stop, or until your chosen source of transfer payments is exhausted.

Your request to participate in this program will be effective when we receive your completed application at our Service Center at the address given on the first page of this Prospectus. Call or write us for a copy of the application and additional information concerning the program. We may change, terminate, limit or suspend Dollar Cost Averaging at any time.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount will purchase more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program; nor will it prevent or necessarily reduce losses in a declining market. Moreover, other investment programs, such as the Asset Rebalancing program described below, may not work in concert with Dollar Cost Averaging. Therefore, you should monitor your use of these programs, as well as other transfers or withdrawals, while Dollar Cost Averaging is being used.

Asset Rebalancing. Asset Rebalancing allows you to readjust the percentage of your Account Value allocated to each Sub-Account to maintain a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Account Value allocations. Under the Asset Rebalancing feature, we will automatically transfer your Account Value, including new Payments (unless you specify otherwise), back to the percentages you specify in accordance with procedures and requirements that we establish. All of your Account Value allocated to the Sub-Accounts must be included in an Asset Rebalancing program. You may not include your Fixed Account balance in an Asset Rebalancing program.

You may request Asset Rebalancing when you apply for your Contract or by submitting a completed written request to us at our Service Center at the address given on the first page of this Prospectus. Please call or write us for a copy of the request form and additional information concerning Asset Rebalancing.

Asset Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Account Value allocated to the better performing segments. Other investment programs, such as the Dollar Cost Averaging program, may not work in concert with Asset Rebalancing. Therefore, you should monitor your use of these programs, as well as other transfers or withdrawals, while Asset Rebalancing is being used. We may change, terminate, limit, or suspend Asset Rebalancing at any time.

                    THE INVESTMENT AND FIXED ACCOUNT OPTIONS

Variable Account Investments

Portfolios. Each of the Sub-Accounts invests in the shares of one of the Portfolios. Each Portfolio is a separate investment series of an open-end management investment company registered under the Investment Company Act of 1940. We briefly describe the Portfolios below. You should read the current Prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios, their investment objectives and strategies, and the investment risks associated with the Portfolios. If you do not have a Prospectus for a Portfolio, contact us and we will send you a copy.

Each Portfolio holds its assets separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the income, gains, and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios which currently are the permissible investments of the Variable Account under this Contract are separate series of AIM Variable Insurance Funds, Inc. ("AIM Funds"), Liberty Variable Investment Trust ("Liberty Trust"), MFS Variable Insurance Trust ("MFS Trust"), Oppenheimer Variable Account Funds ("Oppenheimer Funds"), and Stein Roe Variable Investment Trust ("Stein Roe Trust"), and separately incorporated mutual funds and a single series of a mutual fund managed by the Dreyfus Corporation (the "Dreyfus Portfolios"). The investment objectives of the Portfolios are briefly described below.

                             Portfolios of AIM Funds
                        and Variable Account Sub-Accounts

AIM V.I. Capital Appreciation. Capital appreciation through investments in common stocks, with emphasis on medium-sized and smaller emerging growth companies.

AIM V.I. International Equity. Long-term growth of capital by investing in international equity securities, the issuers of which are considered by the adviser to have strong earnings momentum.

                             Dreyfus Portfolios and
                          Variable Account Sub-Accounts

Dreyfus Stock Index Fund (Dreyfus Stock Index Sub-Account). Investment results that correspond to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Composite Stock Price Index.(1)

Dreyfus Variable Investment Fund, Capital Appreciation Portfolio (Dreyfus Capital Appreciation Sub-Account). Long-term capital growth consistent with the preservation of capital, with current income as a secondary objective, by investing primarily in the common stocks of domestic and foreign issuers.

Dreyfus Socially Responsible Growth Fund, Inc. (Dreyfus Socially Responsible Growth Sub-Account). Capital growth, with current income as a secondary goal, by investing principally in common stocks, or securities convertible into common stocks, of companies which, in the opinion of the Portfolio's management, not only meet traditional investment standards, but also show evidence that they conduct their business in a manner that contributes to the enhancement of the quality of life in America.

                         Portfolios of Liberty Trust and
                          Variable Account Sub-Accounts

Colonial Small Cap Value Fund (Colonial Small Cap Value Sub-Account). Long-term growth by investing primarily in smaller capitalization equity securities.

Colonial High Yield Securities Fund (Colonial High Yield Securities Sub-Account). High current income and total return by investing primarily in lower rated corporate debt securities. The Portfolio may invest up to 100% of its assets in lower rated bonds (commonly referred to as "junk bonds") which are regarded as speculative as to payment of principal and interest. Therefore, the corresponding Sub-Account may not be suitable for all Contract Owners. Contract Owners should carefully assess the risks associated with the Portfolio before investing.

Colonial Strategic Income Fund (Colonial Strategic Income Sub-Account). A high level of current income, as is consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and lower rated corporate debt securities. The Portfolio may invest a substantial portion of its assets in lower rated bonds (commonly referred to as "junk bonds"). Therefore, the corresponding Sub-Account may not be suitable for all Contract Owners. Contact Owners should carefully assess the risks associated with the Portfolio before investing.

Colonial U.S. Stock Fund (Colonial U.S. Stock Sub-Account). Long-term capital growth by investing primarily in large capitalization equity securities.

Liberty All-Star Equity Fund (Liberty All-Star Equity Sub-Account). Total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

--------
     (1)"Standard & Poor's 500", "S&P 500(R)", and "S&P 500 (R)" are trademarks of the McGraw-Hill Companies Inc. and have been licensed for use by the Portfolio. The Portfolio is not sponsored, endorsed, sold or promoted by S&P or The McGraw-Hill Companies, Inc.

                             Portfolios of MFS Trust
                        and Variable Account Sub-Accounts

MFS Emerging Growth Series (MFS Emerging Growth Sub-Account). Long-term growth of capital by investing primarily in common stocks of companies that the adviser believes are early in their life cycle but have the potential to become major enterprises.

MFS Research Series (MFS Research Sub-Account). Long-term growth of capital and future income by investing a substantial portion of the Portfolio's assets in equity securities of companies believed to possess better than average prospects for long-term growth. The Portfolio may invest up to twenty percent of its assets in foreign securities that are not traded on a U.S. exchange.

MFS Utilities Series (MFS Utilities Sub-Account). Capital growth and current income, by investing, under normal circumstances, at least 65% (but up to 100% at the discretion of the adviser) of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

MFS Growth with Income Series (MFS Growth with Income Sub-Account). Reasonable current income and long-term growth of capital and income by investing, under normal market conditions, at least 65% of its assets in equity securities of companies that are believed to have long-term prospects for growth and income. This Portfolio may also invest up to 75% (and generally expects to invest not more than fifteen percent) of its net assets in foreign securities that are not traded on a U.S. exchange.

                         Portfolios of Oppenheimer Funds
                        and Variable Account Sub-Accounts

Oppenheimer Bond Fund (Oppenheimer Bond Sub-Account). High level of current income by investing primarily in debt securities.

Oppenheimer Growth & Income Fund (Oppenheimer Growth & Income Sub-Account). High total return (which includes growth in the value of its shares as well as current income) from equity and debt securities. From time to time this Fund may focus on small to medium capitalization common stocks, bonds, and convertible securities.

                        Portfolios of Stein Roe Trust and
                          Variable Account Sub-Accounts

Stein Roe Balanced Fund (Stein Roe Balanced Sub-Account). High total investment return through investment in a changing mix of securities.

Stein Roe Growth Stock Fund (Stein Roe Growth Stock Sub-Account). Long-term growth of capital through investment primarily in common stocks.

Stein Roe Money Market Fund (Stein Roe Money Market Sub-Account). High current income from short-term money market instruments while emphasizing preservation of capital and maintaining excellent liquidity.

Not all Sub-Accounts may be available under your Contract. You should contact your representative for further information on the availability of the Sub-Accounts.

AIM Advisors, Inc. ("AIM") is the investment adviser to each Portfolio of the AIM Funds. AIM has operated as an investment adviser since 1976.

Liberty Advisory Services Corp. (formerly known as Keyport Advisory Services Corp.), an affiliate of Liberty Life, is the manager for Liberty Trust and its Portfolios. Colonial Management Associates, Inc. ("Colonial"), an affiliate of Liberty Life, serves as sub-adviser for the Portfolios (except for the Liberty All-Star Equity Fund). Colonial has provided investment advisory services since 1931. Liberty Asset Management Company, an affiliate of Liberty Life, serves as sub-adviser for the Liberty All-Star Equity Fund and the current portfolio managers are J.P. Morgan Investment Management Inc., Oppenheimer Capital, Wilke/Thompson Capital Management Inc., Westwood Management Corp., and Boston Partners Asset Management, L.P.

The Dreyfus Corporation ("Dreyfus") serves as investment adviser for each of the Dreyfus Portfolios. Dreyfus has operated as an investment adviser since 1947. Mellon Equity Associates, an affiliate of Dreyfus, serves as index fund manager to the Dreyfus Stock Index Fund. Sarofim serves as sub-investment adviser to the Dreyfus Capital Appreciation Fund. NCM Capital Management Group, Inc. serves as sub-investment adviser to the Dreyfus Socially Responsible Growth Fund, Inc.

Massachusetts Financial Services Company ("MFS") is the investment adviser to each Portfolio of the MFS Trust. MFS and its predecessor organizations have a history of money management dating back to 1924 and the founding of the first mutual fund in the United States.

Oppenheimer Funds, Inc. ("OFI") is the investment adviser to each Portfolio of the Oppenheimer Funds. OFI has operated as an investment adviser since 1959.

Stein Roe & Farnham Incorporated ("Stein Roe") is the investment adviser for each Portfolio of Stein Roe Trust. In 1986, Stein Roe was organized and succeeded to the business of Stein Roe & Farnham, a partnership. Stein Roe is an affiliate of Liberty Life. Stein Roe and its predecessor have provided investment advisory and administrative services since 1932.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review the Portfolios' Prospectuses before allocating amounts to the Sub-Accounts.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Contract Owners will not bear the attendant expenses.

Voting Rights. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Account to which you have allocated your Account Value. Under current interpretations, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed and will provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of votes for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, you are the person entitled to give voting instructions. However, if you assign your Contract, the assignee may be entitled to give voting instructions. Retirement plans may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

Additions, Deletions, and Substitutions of Securities. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Payments under the Contract. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Variable Account and the Sub-Accounts:

      (a)   to operate the Variable Account in any form permitted by law;

      (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

      (c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

      (d)   to add, combine, or remove Sub-Accounts in the Variable Account;

      (e) to assess a charge for taxes attributable to the operation of the Variable Account or for other taxes, as described in "Deductions and Charges -- Separate Account Expense Charge" on pages [37-38] below; and

      (f) to change the way in which we assess other charges, as long as the total other charges do not exceed the maximum guaranteed charges under the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

The Fixed Account. The portion of the Contract relating to the Fixed Account is not registered under the Securities Act of 1933 and the Fixed Account is not registered as an investment company under the Investment Company Act of 1940. Accordingly, neither the Fixed Account nor any interests in the Fixed Account are subject to the provisions or restrictions of the 1933 Act or the 1940 Act, and the disclosure regarding the Fixed Account has not been reviewed by the staff of the Securities and Exchange Commission. The statements about the Fixed Account in this prospectus may be subject to generally applicable provisions of the federal securities laws regarding accuracy and completeness.

You may allocate part or all of your Payments to the Fixed Account. Under this option, we guarantee the principal amount allocated to the Fixed Account and the rate of interest that will be credited to the Fixed Account, as described below. From time to time we will set a current interest rate applicable to Payments and transfers allocated to the Fixed Account during a Contract Year. We guarantee that the current rate in effect when a Payment or transfer to the Fixed Account is made will apply to that amount until at least the next Contract Anniversary. We may declare different rates for amounts that are allocated to the Fixed Account at different times. We determine interest rates in accordance with then-current market conditions and other factors.

The effective interest rate credited at any time to your Contract's Fixed Account is the weighted average of all of the interest rates for your Contract. The rates of interest that we set will never be less than the minimum guaranteed interest rate shown in your Contract. We may credit interest at a higher rate, but we are not obligated to do so.

During the 60 days after each Contract Anniversary, you may transfer all or part of your Fixed Account Balance to the Sub-Accounts, subject to the requirements and limits described in "Transfer of Account Value" on pages [21-22].

Amounts allocated to the Fixed Account become part of the general account of Liberty Life. Liberty Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts.

We may delay payment of partial or full withdrawals from the Fixed Account for up to 6 months from the date we receive your written withdrawal request. If we defer payment for more than 30 days, we will pay interest (if required) on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                          CONTRACT BENEFITS AND RIGHTS

Death Benefit. While your Contract is in force, we will pay the Death Benefit proceeds upon the death of the Insured or, if your Contract is a Survivorship Contract, upon the death of the second Insured to die. We will pay the Death Benefit proceeds to the named Beneficiary(ies) or, if none survives, to contingent Beneficiary(ies). We will pay the Death Benefit proceeds in a lump sum or apply them under an optional payment plan. The optional payment plans are described in "Proceeds Options" on pages [34-35].

The Death Benefit proceeds payable to the Beneficiary equal the Death Benefit, less any Indebtedness and less any due and unpaid charges. The proceeds may be increased, if you have added a rider that provides an additional benefit. We will determine the amount of the Death Benefit proceeds as of the end of the Valuation Period during which we receive due proof of the Insured's death. We will usually pay the Death Benefit proceeds within seven days after we have received due proof of death and all other requirements we deem necessary have been satisfied.

The Death Benefit will be the greater of: (a) the Initial Death Benefit or (b) the Account Value multiplied by the applicable corridor percentage. We have set forth the applicable corridor percentages in the Contract. They vary according to the age of the Insured. We set the corridor percentages so as to seek to ensure that the Contracts will qualify for favorable federal income tax treatment. An increase in Account Value due to favorable investment experience may therefore increase the Death Benefit above the Initial Death Benefit, and a decrease in Account Value due to unfavorable investment experience may decrease the Death Benefit (but not below the Initial Death Benefit).

EXAMPLES:

================================================================================
                                           Example A                   Example B
--------------------------------------------------------------------------------
Initial Death Benefit                      $100,000                    $100,000
Insured's Age                              60                          60
Account Value on Date of Death             $80,000                     $50,000
Applicable Corridor Percentage             130%                        130%
Death Benefit                              $104,000                    $100,000
================================================================================

In Example A, the Death Benefit equals $104,000, i.e., the greater of $100,000 (the Initial Death Benefit) and $104,000 (the Account Value at the Date of Death of $80,000, multiplied by the corridor percentage of 130%). This amount, less any Indebtedness and unpaid charges, constitutes the Death Benefit proceeds that we would pay to the Beneficiary.

In Example B, the Death Benefit is $100,000, i.e., the greater of $100,000 (the Initial Death Benefit) or $65,000 (the Account Value of $50,000 multiplied by the corridor percentage of 130%).

Accelerated Death Benefit. You may request payment of a portion of the Death Benefit as an Accelerated Death Benefit if either: (1) the Insured has a Terminal Condition; or (2) the Insured is Chronically Ill, as these terms are defined in the Contract. You generally may request an Accelerated Death Benefit equal to up to the lesser of 90% of the Death Benefit (before subtracting any Indebtedness) or $250,000. We will reduce the amount you request by a discount for the early payment, a $100 processing fee, and the repayment of a pro rata portion of your Indebtedness.

You may choose for the Accelerated Death Benefit to be paid in a lump sum or in installments, as described in the Contract.

If you request an Accelerated Death Benefit, the balance of the Death Benefit (net of the amount previously requested) is payable upon the Insured's death. You may request an Accelerated Death Benefit only once. Under Survivorship Contracts, the Accelerated Death Benefit may not be requested until after the death of one of the Insureds.

If your request for an Accelerated Death Benefit is based on the Insured's being Chronically Ill, in some circumstances a portion of your Accelerated Death Benefit may not qualify for exemption from federal income tax. Accordingly, you should consult your tax adviser before requesting an Accelerated Death Benefit. For more information, see "Accelerated Death Benefit", on page [47].

Optional Insurance Benefits. You may ask to add one or more riders to your Contract to provide additional optional insurance benefits. We may require evidence of insurability before we issue a rider to you. We will deduct the cost of any riders as part of the Monthly Deduction. For more information concerning what options we may offer, please ask your agent or contact us at 800-xxx- xxxx. In our discretion we may offer riders or stop offering a rider at any time.

Contract Loans. While the Contract is in force, you may borrow money from us using the Contract as the only security for your loan. Loans have priority over the claims of any assignee or any other person. You may borrow up to 90% of the Cash Value of your Contract as of the end of the Valuation Period in which we receive your loan request. Any outstanding Indebtedness will count against that limit. Thus, for example, if the Cash Value of your Contract was $100,000 and you already had $50,000 in Indebtedness outstanding, you could borrow an additional $40,000 ($100,000 x 90% - $50,000). The minimum loan amount is $250.
In addition, if you have named an irrevocable Beneficiary, you must also obtain his or her written consent before we make a Contract Loan to you.

You may realize taxable income when you take a Contract Loan. In most instances, a Contract is treated as a "modified endowment contract" for federal tax purposes. As a result, Contract Loans are treated as withdrawals for tax purposes, and the amount of the loan equal to any increase in your Account Value may be treated as taxable income to you. In addition, you may also incur an additional ten percent penalty tax. You should also be aware that interest on Contract Loans is generally not deductible. On the other hand, although a Contract Loan is treated as a withdrawal for tax purposes, it is treated differently for Contract purposes. For example, under the Contract, a Contract Loan, unlike a partial withdrawal, does not reduce the Initial Death Benefit. Accordingly, before you take a Contract Loan, you should consult your tax adviser and carefully consider the potential impact of a Contract Loan on your rights and benefits under the Contract.

While the Contract remains in force, you may repay a Contract Loan in whole or in part without any penalty at any time while the Insured is living.

The interest rate on Preferred Loans equals the minimum guaranteed interest rate shown in your Contract; the interest rate on other Contract Loans will be two percent per annum higher. We will treat as a Preferred Loan the portion of your loan equal in amount to (a) your Account Value, minus (b) your total Payments, minus (c) your current preferred loan balance, minus (d) any interest that has accrued on your Indebtedness since the previous Contract Anniversary, plus (e) all prior partial withdrawals other than withdrawals of earnings. Interest on Contract Loans accrues daily and is due on each Contract Anniversary. If you do not pay the interest on a Contract Loan when due, the unpaid interest will become part of the Contract Loan and will accrue interest at the same rate.

When we make a Contract Loan to you, we will transfer to the Loan Account a portion of the Account Value equal to the loan amount. We will take the transfers pro rata from the Fixed Account and the Sub-Accounts, unless you instruct us otherwise in writing. We will credit interest to the Loan Account at the minimum guaranteed rate shown in your Contract. On each Contract Anniversary, we will also transfer to the Loan Account an amount of Account Value equal to the amount by which the Indebtedness exceeds the value of the Loan Account.

If you purchase a Contract in exchange for another life insurance contract under which a loan is outstanding, in our discretion we may permit you to continue that loan under your Contract. We will advise you of the applicable interest rate.

If you have any unpaid Indebtedness and your Surrender Value is insufficient to pay a Monthly Deduction when due, your Contract will enter the Grace Period and may terminate, as explained in the section entitled "Termination and Grace Period," on pages [35-36]. If your Contract lapses while a Contract Loan is outstanding and your Contract is not a MEC, you may owe taxes or suffer other adverse tax consequences. Please consult a tax adviser for details.

You may repay all or any part of any Contract Loan while the Contract is still in effect. If you have a Contract Loan outstanding, we will treat any payment we receive from you as a loan repayment, unless you instruct us otherwise in writing. We will deduct an amount equal to your loan repayment from the Loan Account and allocate your payment among the Sub-Accounts and the Fixed Account on the same basis as additional Payments are allocated, unless you instruct us otherwise.

A Contract Loan, whether or not repaid, will have a permanent effect on the Account Value because the investment results of each Sub-Account and the interest paid on the Fixed Account will apply only to the amounts remaining in those accounts. The longer a loan is outstanding, the greater the effect is likely to be. The effect could be favorable or unfavorable. If the Sub-Accounts and/or Fixed Account earn more than the annual interest rate for amounts held in the Loan Account, your Account Value will not increase as rapidly as it would if you had not taken a Contract Loan. If the Sub-Accounts and/or Fixed Account earn less than that rate, then your Account Value will be greater than it would have been if you had not taken a Contract Loan. Also, if you do not repay a Contract Loan, your Indebtedness will be subtracted from the Death Benefit and Surrender Value otherwise payable.

Amount Payable on Surrender of the Contract. While your Contract is in force, you may fully surrender your Contract. Upon surrender, we will pay you the Surrender Value determined as of the day we receive your written request at our Service Center. Your Contract will terminate on the day we receive your written request. We may require that you give us your Contract document before we pay you the Surrender Value. Before we pay a full surrender, you must provide us with tax withholding information.

The Surrender Value equals the Account Value, minus any applicable Withdrawal Charge, minus the Contract Fee, minus any Indebtedness. We will determine the Surrender Value as of the end of the Valuation Period during which we received your request for surrender. We generally will pay you the Surrender Value of the Contract within seven days of our receiving your complete written request or on the effective surrender date you have requested, whichever is later. The determination of the Withdrawal Charge is described on pages [39-40].

You may receive the Surrender Value in a lump sum or under any of the proceeds options described in "Proceeds Options" on pages [34-35].

The tax consequences of surrendering the Contract are discussed in "Federal Tax Considerations," beginning on page [44].

Partial Withdrawals. Beginning in the second Contract Year, you may receive a portion of the Surrender Value by making a partial withdrawal from your Contract. You must request the partial withdrawal in writing. Your request will be effective on the date we receive it at our Service Center. Before we pay any partial withdrawal, you must provide us with tax withholding information.

When you request a partial withdrawal, we will pay you the amount requested and subtract the amount requested plus any applicable Withdrawal Charge and withdrawal fee from your Account Value. We may waive the Withdrawal Charge on some or all of your withdrawals. The determination of the Withdrawal Charge is described on pages [39-41].

You may specify how much of your partial withdrawal you wish taken from each Sub-Account. The amount requested from a specific Sub-Account may not exceed the value of that option less any applicable Withdrawal Charge and withdrawal fee. If you do not specify the option from which you wish to take your partial withdrawal, we will take it pro rata from the Sub-Accounts and the Fixed Account.

During the first Contract Year, you may not make any partial withdrawals. After the first Contract Year, you may take partial withdrawals as often as you choose. You may not, however, withdraw less than $250 at one time. In addition, we may refuse to permit any partial withdrawal that would leave less than $500 in a Sub-Account from which the withdrawal was taken unless the entire Sub-Account balance is withdrawn. If a partial withdrawal plus any applicable Withdrawal Charge would reduce the Account Value to less than $10,000, we may treat your request as a request to withdraw the total Account Value and terminate your Contract. We may waive or change this limit.

A partial withdrawal will reduce the Initial Death Benefit under your Contract as well as the Account Value. We will reduce the Initial Death Benefit proportionately to the reduction in the Account Value caused by the partial withdrawal.

Withdrawals generally will be subject to income tax and a ten percent penalty tax. The tax consequences of partial withdrawals are discussed in "Federal Tax Considerations" beginning on page [44].

Systematic Withdrawal Program. You may enroll in our systematic withdrawal program by sending a completed enrollment form to our Service Center at the address shown on the first page of this Prospectus. We will pay systematic withdrawals to you or a payee that you choose. Each systematic withdrawal payment must be at least $250. We will take systematic withdrawal payments pro rata from the Sub-Accounts and the Fixed Account, unless you instruct us otherwise. We will treat systematic withdrawals in the same way as other partial withdrawals in applying the Withdrawal Charge and the withdrawal fee. In our discretion we may stop paying systematic withdrawals if your Account Value falls below our current minimum. We reserve the right to modify or suspend the systematic withdrawal program. In our discretion, any change may apply to existing systematic withdrawal plans. Write us at the address shown on the first page of this Prospectus or call us at 1-800-xxx-xxxx for more information about our Systematic Withdrawal Program.

If you take payments under our systematic withdrawal program prior to age 59-1/2, you may be subject to a ten percent penalty tax, in addition to any other tax liability you may have. Accordingly, you should consult a qualified tax counselor before entering into a systematic withdrawal plan. For more information, see "Federal Tax Considerations -- Tax Deferral During Accumulation
Period: Penalty Tax" on pages [47-48].

Proceeds Options. We will pay the Surrender Value or Death Benefit proceeds under the Contract in a lump sum or under one of the proceeds options that we then offer. The amount applied to a proceeds option must be at least $2,000 of Account Value and result in installment payments of not less than $20. Unless we consent in writing, the proceeds options described below are not available if the payee is an assignee, administrator, executor, trustee, association, partnership, or corporation. We will not permit surrenders or partial withdrawals after payments under a proceeds option involving life contingencies commence. We will transfer to our general account any amount placed under a proceeds option and it will not be affected by the investment performance of the Variable Account.

You may request a proceeds option by writing to us at our Service Center at the address given on the first page of this Prospectus before the death of the Insured. If you change the Beneficiary, the existing choice of proceeds option will become invalid and you may either notify us that you wish to continue the pre-existing choice of proceeds option or select a new one.

The following proceeds options are available under the Contract:

Option 1 - Interest. We will pay interest monthly on proceeds left with us. We will credit interest to unpaid balances at a rate which we will declare annually. We will never declare an effective annual rate of less than 3-1/2%.

Option 2 - Fixed Amount. We will pay equal monthly installments until the proceeds are exhausted. We will credit interest to unpaid balances at a rate which we will declare annually. We will never declare an effective annual rate of less than 3-1/2%.

Option 3 - Fixed Period. We will pay monthly installments for a period selected by you of not more than 25 years.

Option 4 - Life Income, with or without a Guarantee Period. We will pay proceeds in periodic payments to the payee for as long as the payee is alive. If no Guarantee Period is selected, payments will stop when the payee dies. It is possible for the payee to receive only one payment, if the payee dies before the second payment is due. If a Guarantee Period is selected and the payee dies before the end of the Guarantee Period, we will continue payments to a named beneficiary until the end of the Guarantee Period. We offer Guarantee Periods of ten years, fifteen years or twenty years. We base the payments on the 1983 Individual Annuity Mortality Table, adjusted to include ten years of mortality improvement under Projection Scale G.

When we begin to make payments under Options 3 and 4, we will tell you the amount of your installment payment. Your installment payment will never be less than the amounts determined using the tables in the Contract. It may be higher.

In addition, we may agree to other proceeds option plans. Write or call us to obtain information about them.

Termination and Grace Period. The Contract will terminate and life insurance coverage will end when one of the following events first occurs:

           (a) you surrender your Contract;
           (b) the Contract reaches the Maturity Date;
           (c) the Grace Period ends; or
           (d) the Insured dies.

Your Contract will enter the Grace Period if on a Monthly Date the Surrender Value is insufficient to pay the Monthly Deduction and you have any unpaid Indebtedness. You will be given a 61-day Grace Period in which to pay an amount sufficient enough additional to keep the Contract in force after the end of the Grace Period.

At least 61 days before the end of the Grace Period, we will send you and any assignee a notice telling you that you must pay at least the amount shown in the notice by the end of the Grace Period to prevent your Contract from terminating. The amount shown in the notice will be determined as provided in the Contract. You may pay a larger amount if you wish. If you do not pay us the amount shown in the notice before the end of the Grace Period, your Contract will end at the end of the Grace Period.

The Contract will continue in effect through the Grace Period. If the Insured dies during the Grace Period, we will pay a Death Benefit in accordance with your instructions. However, we will reduce the proceeds by an amount equal to the Monthly Deductions due and unpaid. See "Death Benefit," on page [30].

If you have no outstanding Indebtedness, your Contract will not lapse. Under the Contract's Guaranteed Death Benefit provision, in that circumstance, if on a Monthly Date the Surrender Value is not large enough to cover the full Monthly Deduction, we will apply the remaining Surrender Value to partially pay the Monthly Deduction and waive any insufficiency. Thereafter, we will waive all future Monthly Deductions until the Surrender Value is sufficient to pay the Monthly Deduction.

Maturity Benefit. If the Insured is still living and the Contract is in force on the Maturity Date, we will pay you a Maturity Benefit. The Maturity Benefit will equal the Surrender Value on the Maturity Date. The Maturity Date will be the Contract Anniversary after the Insured's 100th birthday.

Reinstatement. If the Contract lapses during the life of the Insured, you may apply for reinstatement of the Contract by paying us the reinstatement Payment. You must request reinstatement within five years from the end of the Grace Period and before the Maturity Date. The reinstatement Payment is equal to an amount sufficient to cover three months of monthly deductions following the date of reinstatement. If you choose, you may pay a larger amount. If Indebtedness was outstanding at the time of lapse, you must either repay or reinstate the loan before we will reinstate your Contract. In addition, you must provide evidence of insurability satisfactory to us. The Account Value on the reinstatement date will reflect the Account Value at the time of termination of the Contract plus the Payment paid at the time of reinstatement. All Contract charges will continue to be based on your original Contract Date. A Survivorship Contract may be reinstated only if both Insureds are still alive, or if one Insured is alive and the lapse occurred after the death of the first Insured.

Cancellation. In many states, you may cancel your Contract by returning it to us within twenty days after you receive it. In some states, however, this right to return period may be longer or shorter, as provided by state law. If you return your Contract, the Contract terminates and, in most states, we will pay you an amount equal to your Payment. We will pay the refund within seven days of receiving your request. No Withdrawal Charge is imposed upon return of a Contract within the right to return period. This right to return may vary in certain states in order to comply with the requirements of state insurance laws and regulations. Accordingly, you should refer to your Contract for specific information about your circumstances.

Postponement of Payments. We may defer for up to fifteen days the payment of any amount attributable to a Payment paid by check to allow the check a reasonable time to clear. We ordinarily will pay any amount attributable to the Account Value allocated to the Variable Account within seven days, except:

      (1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

      (2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Variable Account's investments or determination of the value of its net assets is not reasonable practicable; or

      (3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of Account Value in the Fixed Account for up to six months or a shorter period if required by law. If we defer payment for more than 30 days we will pay interest (if required) on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                             DEDUCTIONS AND CHARGES

We assess charges and deductions under the Contracts against the Sub-Accounts and the Account Value. Additional deductions and expenses are paid out of the Portfolios' assets, as described in the Prospectuses of the Portfolios.

Separate Account Expense Charge. On each Valuation Day, we will take a deduction from the Sub-Accounts to compensate Liberty Life for its expenses incurred in connection with this Contract. This Expense Charge will be calculated at an annual rate equivalent to 1.65% of average daily net assets of each Sub-Account, as described in the table of Contract Charges and Deductions on pages [15-18]. The amount deducted will be determined on each Valuation Day.

The Separate Account Expense Charge, together with the Fixed Account Expense Charge, is intended to cover all expenses under the Contract other than distribution expenses, and the Cost of Insurance Charge and the other expenses covered by the Monthly Deduction, which are charged for separately and described below. Accordingly, the Expense Charges are intended to compensate us for incurring the following expenses and assuming certain risks under the Contracts:

      -     a portion of state premium taxes and other state and local taxes;
      - administrative expenses such as salaries, postage, telephone, office equipment, and periodic reports;
      -     mortality and expense risk; and
      - certain federal taxes and other expenses associated with the receipt of Payments.

The mortality risk assumed in relation to the Contract includes the risk that the cost of insurance charges specified in the Contract will be insufficient to meet claims and the risks under the Guaranteed Death Benefit. We also assume a risk that, on the Monthly Date preceding the death of an Insured, the Death Benefit will exceed the amount on which the cost of insurance charges were based. The expense risk assumed is that expenses incurred in issuing and administering the Contracts will exceed the administrative charges set in the Contract.

We currently are not maintaining a provision for taxes attributable to the operations of the Variable Account (as opposed to the federal tax related to the receipt of Payments under the Contracts). In the future, however, we may make such a charge. Charges for other taxes, if any, attributable to the Variable Account or to this class of Contracts may also be made.

Monthly Deduction. Each month on the Monthly Date we will take a Monthly Deduction from your Account Value. The Monthly Deduction will consist of a Cost of Insurance Charge, a Contract Fee (when due), the Fixed Account Expense Charge, and any charges for optional benefit riders. We deduct the Fixed Account Expense Charge from your Fixed Account balance. We allocate the remainder of the Monthly Deduction pro rata among your interests in the Sub-Accounts and your Fixed Account balance.

Cost of Insurance Charge. The Cost of Insurance Charge is intended to pay for the cost of providing life insurance coverage for the Insured. We guarantee that this charge will not exceed the maximum Cost of Insurance Charge determined on the basis of the rates shown in the mortality table guaranteed in the Contract.

The current Cost of Insurance Charge is the lesser of the applicable percentage of the Account Value on the relevant Monthly Date or the applicable guaranteed cost of insurance rate multiplied by the net amount at risk for that Contract Month. Our current asset-based cost of insurance rate for the Single Life, Standard Rating Class (NT) is 0.45% of Account Value annually for the first ten Contract Years and 0.65% of Account Value annually thereafter. Rates for other classes may differ based on the type of Contract and the rating class and history of tobacco use of the Insured(s).

The net amount at risk is (a) - (b), where:

      (a) is the Death Benefit on the first day of the Contract Month divided by one plus the Guaranteed Monthly Equivalent Interest Rate shown in your Contract; and

      (b) the Account Value on that day before the deduction of the Monthly Deduction for the Cost of Insurance.

Because your Account Value and the net amount for which we are at risk under your Contract may vary monthly, your Cost of Insurance Charge is likely to differ each month.

The Cost of Insurance Charge covers our anticipated mortality costs for standard and substandard risks. We determine the current cost of insurance rates, based on our expectations as to our future mortality experience and other factors. We guarantee, however, that we will never charge you a cost of insurance charge higher than the amount determined using the guaranteed cost of insurance rates shown in the Contract. We base our cost of insurance rates on the sex, issue age, Contract Year, rating class, and history of tobacco use of the Insured. However, we issue unisex polices in Montana. Our cost of insurance rates are based on the 1980 Commissioners Standard Ordinary ("1980 CSO") Mortality Table based on the Insured's sex, age last birthday, and history of tobacco use. Our cost of insurance rates for unisex Contracts will never exceed a maximum based on the 1980 CSO Table B assuming a blend of 80% male and 20% female lives.

Contract Fee. We charge a Contract Fee of $30.00 per year. We deduct the Contract Fee on each Contract Anniversary. If you surrender your Contract during a Contract Year, we will deduct the full Contract Fee from your surrender proceeds. The Contract Fee is intended to compensate us for administrative expenses such as salaries, postage, telephone, office equipment and periodic reports. We currently waive the Contract Fee on a Contract, if the Account Value is at least $50,000.

Fixed Account Expense Charge. On each Monthly Date we charge a Fixed Account Expense Charge of 0.04% of the Account Value in the Fixed Account, which is equivalent to an annual rate of 0.48% of the average monthly Account Value in the Fixed Account. The Fixed Account Expense Charge is intended to cover state premium taxes and administrative expenses.

Portfolio Expenses. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Account Value. The Variable Account purchases shares of the Portfolios at net asset value. Each Portfolio's net asset value reflects investment advisory fees and administrative expenses already deducted from the Portfolio's assets. For a summary of current estimates of these charges and expenses, see pages [15-17] above. For more information concerning the investment advisory fees and other charges against the Portfolios, see the Prospectuses and the statements of additional information for the Portfolios, which are available upon request.

We may receive compensation from the investment advisers or administrators of the Portfolios. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and therefore may differ between Portfolios.

Withdrawal Charge. If you surrender your Contract or take a partial withdrawal during the first seven Contract Years, we may subtract a Withdrawal Charge from the proceeds. The Withdrawal Charge will be calculated at the rate shown below.

If you surrender your Contract, the Withdrawal Charge will equal a percentage of your initial Payment net of all previous withdrawal amounts on which you paid a Withdrawal Charge. If you make a partial withdrawal from your Contract, the Withdrawal Charge will equal a percentage of the amount withdrawn until your total partial withdrawals on which you paid a Withdrawal Charge equals your initial Payment. Partial Withdrawals above that amount are not subject to the Withdrawal Charge.

The rate used to determine the Withdrawal Charge depends on the year the withdrawal is made. The Withdrawal Charge declines to zero percent after the seventh Contract Year. The Withdrawal Charge is assessed at the following rates:

     Contract             Withdrawal             Contract            Withdrawal
      Year                  Charge                 Year                Charge
      1                      9.75%                   5                   7.25%
      2                      9.50%                   6                   5.00%
      3                      9.25%                   7                   4.75%
      4                      7.50%                   8+                     0%

We will waive the Withdrawal Charge on that portion of your withdrawals equal to the greater of:

      (a) ten percent of the Account Value less any prior free partial withdrawals and preferred loans taken since the most recent Contract Anniversary; or

      (b) earnings not previously withdrawn. For this purpose, "earnings" will equal the Account Value, minus the total Payments on your Contract, minus all outstanding preferred loans, minus any interest that has accrued on Indebtedness since the previous Contract Anniversary, plus all prior partial withdrawals other than withdrawals of earnings.

Additional Payments do not increase the amount of Withdrawal Charge you may be required to pay. Only your initial Payment is used in our formula for calculating Withdrawal Charges.

The Withdrawal Charge is imposed to cover our actual premium tax expenses and sales expenses, which include agents' sales commissions and other sales and distribution expenses. We expect to recover total premium tax expenses and sales expenses of the Contracts over the life of the Contracts. However, to the extent premium taxes and distribution costs are not recovered by the Withdrawal Charge, we may make up any shortfall from the assets of our general account, which includes funds derived from the daily deductions charged to the Sub-Accounts and other fees and charges under the Contracts.

Medical Waiver of Withdrawal Charge. After the first Contract Year, we will waive the Withdrawal Charge on all withdrawals under your Contract if on at least 45 days of any continuous 60 day period beginning after the first Contract Year any Insured or his or her spouse has a Qualifying Medical Stay, as defined in the Contract. To obtain this waiver, you must apply in writing within 180 days of your initial eligibility. You may not claim this benefit if the medical treatment is provided by a resident of your household or a member of your immediate family. Additional restrictions may apply if the Insured's spouse had a Qualifying Medical Stay within

45 days before the Contract Date. We may require you to provide us with written proof of your eligibility. This waiver is described in more detail in the Contract.

Withdrawal Fee. We charge a withdrawal fee on any partial withdrawal after the first in any Contract Year. The withdrawal fee will equal the lesser of $25 or two percent of the amount of the partial withdrawal. The withdrawal fee does not apply to full surrenders. The withdrawal fee is intended to compensate us for our administrative costs in effecting a partial withdrawal.

Transfer Fee. We currently are not charging the transfer fee described in the Contract. The Contract, however, permits us to charge a transfer fee of $25 per transfer, including transfers under our Dollar Cost Averaging and Asset Rebalancing Programs. We will notify you if we begin to charge this fee.

We will deduct the transfer fee from the Account Value remaining in the Sub-Account or the Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will subtract it from the transferred amount.

Special Provisions for Group or Sponsored Arrangements. Where permitted by state insurance laws, Contracts may be purchased under group or sponsored arrangements. We may reduce or waive the charges and deductions described above for Contracts issued under these arrangements. Among other things, we may waive Withdrawal Charges and deductions to employees, officers, directors, agents, and immediate family members of the foregoing. We will reduce these charges and deductions in accordance with our rules in effect when we approve the application for a Contract. To qualify for a reduction, a group or sponsored arrangement must satisfy our criteria as to, for example, the size of the group, the expected number of participants and anticipated Payments from the group. Generally, the sales contacts and effort, administrative costs and mortality cost per Contract vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Contracts are purchased and certain characteristics of the group's members. The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative costs resulting from, and the different mortality experience expected as a result of, sales to qualifying groups and sponsored arrangements.

From time to time, we may modify on a uniform basis both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Contact Owners and all other owners of all other contracts funded by the Variable Account.

                           GENERAL CONTRACT PROVISIONS

Statements to Contract Owners. We will maintain all records relating to the Variable Account and the Sub-Accounts. Each year we will send you a report showing information concerning your Contract transactions in the past year and the current status of your Contract. The report will include information such as the Account Value as of the end of the current and the prior year, the current Death Benefit, Surrender Value, Indebtedness, partial withdrawals, earnings, Payments paid, and deductions made since the last annual report. We will also include any information required by state law or regulation. If you ask us, we will send you an additional report at any time. We may charge you up to $25 for this additional report. We will tell you the current charge before we send you the report.

In addition, we will send you the financial statements of the Portfolios and other reports as specified in the Investment Company Act of 1940, as amended. We also will mail you confirmation notices or other appropriate notices of Contract transactions quarterly or more frequently within the time periods specified by law. Please give us prompt written notice of any address change. Please read your statements and confirmations carefully and verify their accuracy and contact us promptly with any question.

Limit on Right to Contest. In the absence of fraud, we may not contest the insurance coverage under the Contract after the Contract has been in force for two years after the Contract Date while the Insured is alive or for two years after any increase in the Initial Death Benefit. The two year incontestability period may vary in certain states to comply with the requirements of state insurance laws and regulations.

In issuing a Contract, we rely on your application. Your statements in that application, in the absence of fraud, are considered representations and not warranties. We will not use any statement made in connection with the Contract application to void the Contract or to deny a claim, unless that statement is a part of the application or an amendment thereto.

Suicide. If the Insured commits suicide while sane or kills him- or herself while insane within two years of the Contract Date, we are not required to pay the full Death Benefit that would otherwise be payable. Instead, we will pay you an amount equal to the Account Value less any Indebtedness, or the minimum amount required by the state in which your Contract was issued, and the Contract will end.

Misstatement as to Age and Sex. If the age or sex of the Insured is incorrectly stated in the application, we will adjust any proceeds appropriately as specified in the Contract.

Beneficiary. You name the original Beneficiary(ies) and Contingent Beneficiary(ies) in the application for the Contract. You may change the Beneficiary or Contingent Beneficiary at any time while the Insured is alive, except irrevocable Beneficiaries and irrevocable Contingent Beneficiaries may not be changed without their consent.

You must request a change of Beneficiary in writing. We will provide a form to be signed and filed with us. Your request for a change in Beneficiary or Contingent Beneficiary will take effect as of the date you signed the form after we acknowledge receipt in writing. Until we acknowledge receipt of your change instructions, we are entitled to rely on your most recent instructions in our files. Accordingly, we are not liable for making a payment to the person shown in our files as the Beneficiary or treating that person in any other respect as the Beneficiary, even if instructions that we subsequently receive from you seek to change your Beneficiaries effective as of a date before we made the payment or took the action in question.

If you name more than one Beneficiary, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal shares to the Beneficiaries. If one of the Beneficiaries dies before you, we will divide the Death Benefit among the surviving Beneficiaries. If no Beneficiary is living, the Contingent Beneficiary will be the Beneficiary. The interest of any revocable Beneficiary is subject to the interest of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the Contract Owner or the Contract Owner's estate.

Assignment. While the Insured is alive, you may assign your Contract as collateral security. You must notify us in writing if you assign the Contract. Until we receive notice from you, we are not liable for any action we may take or payments we may make that may be contrary to the terms of your assignment. We are not responsible for the validity of an assignment. Your rights and the rights of the Beneficiary may be affected by an assignment. An assignment may result in income tax and a ten percent penalty tax. You should consult your tax adviser before assigning your Contract.

Creditors' Claims. To the extent permitting by law, no benefits payable under this Contract will be subject to the claims of your or the Beneficiary's creditors.

Dividends. We will not pay any dividend under the Contract.

Notice and Elections. To be effective, all notices and elections under the Contract must be in writing, signed by you, and received by us at our Service Center. Certain exceptions may apply. Unless otherwise provided in the Contract, all notices, requests and elections will be effective when received at our Service Center complete with all necessary information.

Modification. We reserve the right to modify the Contract without your express consent, in the circumstances described in this Prospectus or as necessary to conform to applicable law or regulation or any ruling issued by a governmental agency. The provisions of the Contract will be construed so as to comply with the requirements of Section 7702 of the Tax Code.

Survivorship Contracts. We offer Contracts on a single life and "last survivor" basis. The Survivorship Contract operates almost identically to the Single Life Contract. The primary difference is that the Survivorship Contract has two Insureds and the Death Benefit is paid only upon the death of the last surviving Insured. Other significant differences are:

      (1) the cost of insurance charge differs because we base it on the anticipated mortality of two Insureds and we do not pay the Death Benefit until both Insureds have died;

      (2) for a Survivorship Contract to qualify for simplified underwriting, both Insureds must meet our standards;

      (3) for a Survivorship Contract to be reinstated, both Insureds must be alive on the date of reinstatement;

      (4) under a Survivorship Contract, provisions regarding incontestability, suicide, and misstatements of age or sex apply to each Insured; and

      (5) the Accelerated Death Benefit is only available upon the Terminal Illness or Chronic Illness of the surviving Insured, as these terms are defined in the Contract.

                           FEDERAL TAX CONSIDERATIONS

NOTE: The following discussion is based upon our understanding of current federal income tax law applicable to life insurance contracts in general. We cannot predict the probability that any changes in those laws will be made. Also, we do not guarantee the tax status of the contracts. You bear the complete risk that the Contracts may not be treated as "life insurance contracts" under federal income tax laws.

In addition, this discussion does not include a detailed description of the federal income tax consequences of the purchase of these Contracts or any discussion of special tax rules that may apply to certain purchase situations. We also have not tried to consider any other possibly applicable state or other tax laws, for example, the estate tax consequences of the Contracts. You should seek tax advice concerning the effect on your personal tax liability of the transactions permitted under the Contract, as well as any other questions you may have concerning the tax status of the Contract or the possibility of changes in the tax law.

Taxation of Liberty Life and the Variable Account. Liberty Life is taxed as a life insurance company under Part I of Subchapter L of the Tax Code. The operations of the Variable Account are taxed as part of the operations of Liberty Life. Investment income and realized capital gains are not taxed to the extent that they are applied under the Contracts.

Accordingly, we do not anticipate that Liberty Life will incur any federal income tax liability attributable to the operation of the Variable Account (as opposed to the federal tax related to the receipt of Payments under the Contracts). Therefore, we are not making any charge or provision for federal income taxes. However, if the tax treatment of the Variable Account is changed, we may charge the Variable Account for its share of the resulting federal income tax.

In several states, we may incur state and local taxes on the operations of the Variable Account. We currently are not making any charge or provision for them against the Variable Account. We do, however, use part of the Withdrawal Charge to offset these taxes. If these taxes should be increased, we may make a charge or provision for them against the Sub-Accounts. If we do so, the results of the Sub-Accounts will be reduced.

Tax Status of the Contract. The Contract is structured to satisfy the definition of a life insurance contract under the Tax Code. As a result, the Death Benefit ordinarily will be fully excluded from the gross income of the Beneficiary. The Death Benefit will be included in your gross estate for federal estate tax purposes if the proceeds are payable to your estate. The Death Benefit will also be included in your estate, if the Beneficiary is not your estate but you retained incidents of ownership in the Contract. Examples of incidents of ownership include the right to change Beneficiaries, to assign the Contract or revoke an assignment, and to pledge the Contract or obtain a Contract Loan. If you own and are the Insured under a Contract and if you transfer all incidents of ownership in the Contract more than three years before your death, the Death Benefit will not be included in your gross estate. State and local estate and inheritance tax consequences may also apply.

In addition, certain transfers of the Contract or Death Benefit, either during life or at death, to individuals (or trusts for the benefit of individuals) two or more generations below that of the transferor may be subject to the federal generation-skipping transfer tax.

In the absence of final regulations or other pertinent interpretations of the Tax Code, some uncertainty exists as to whether a substandard risk Contract will meet the statutory definition of a life insurance contract. If a Contract were deemed not to be a life insurance contract for tax purposes, it would not provide most of the tax advantages usually provided by a life insurance contract. We reserve the right to amend the Contracts to comply with any future changes in the Tax Code, any regulations or rulings under the Tax Code and any other requirements imposed by the Internal Revenue Service ("IRS").

In addition, you may use the Contract in various arrangements, including non-qualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances of each individual arrangement. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which depends in part on its tax consequences, you should be sure to consult a qualified tax adviser regarding the tax treatment of the proposed arrangement.

Diversification Requirements. Section 817(h) of the Tax Code requires that the underlying assets of variable life insurance contracts be diversified. The Tax Code provides that a variable life insurance contract will not be treated as a life insurance contract for federal income tax purposes for any period and any subsequent period for which the investments are not adequately diversified. If the Contract were disqualified for this reason, you would lose the tax deferral advantages of the Contract and would be subject to current federal income taxes on all earnings allocable to the Contract.

The Tax Code provides that variable life insurance contracts such as the Contract meet the diversification requirements if, as of the close of each quarter, the underlying assets meet the diversification standards for a regulated investment company, and no more than 55% of the total assets consist of cash, cash items, U.S. Government securities and securities of other regulated investment companies. For purposes of determining whether or not the diversification standards of Section 817(h) of the Tax Code have been met, each United States government agency or instrumentality is treated as a separate issuer.

The United States Treasury Department (the "Treasury Department") also has issued regulations that establish diversification requirements for the investment accounts underlying variable contracts such as the Contracts. These regulations amplify the diversification requirements set forth in the Tax Code and provide an alternative to the provision described above. Under these regulations, an investment account will be deemed adequately diversified if: (1) no more than 55% of the value of the total assets of the account is represented by any one investment; (2) no more than 70% of the value of the total assets of the account is represented by any two investments; (3) no more than 80% of the value of the total assets of the account is represented by any three investments; and (4) no more than 90% of the value of the total assets of the account is represented by any four investments.

These diversification standards are applied to each Sub-Account of the Variable Account by looking to the investments of the Portfolio underlying the Sub-Account. One of our criteria in selecting the Portfolios is that their investment managers intend to manage them in compliance with these diversification requirements.

Owner Control. In certain circumstances, variable life insurance contract owners will be considered the owners, for tax purposes, of separate account assets underlying their contracts. In those circumstances, the contract owners could be subject to taxation on the income and gains from the separate account assets.

In published rulings, the Internal Revenue Service has stated that a variable insurance contract owner will be considered the owner of separate account assets, if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. When the diversification regulations were issued, the Treasury Department announced that in the future, it would provide guidance on the extent to which variable contract owners could direct their investments among Sub-Accounts without being treated as owners of the underlying assets of the Variable Account. As of the date of this Prospectus, no such guidance has been issued. We cannot predict when or whether the Treasury Department will issue that guidance or what position the Treasury Department will take. In addition, although regulations are generally issued with prospective effect, it is possible that regulations may be issued with retroactive effect.

The ownership rights under the Contract are similar in many respects to those described in IRS rulings in which the contract owners were not deemed to own the separate account assets. In some respects, however, they differ. For example, under the Contract you have many more investment options to choose from than were available under the contracts involved in the published rulings, and you may be able to transfer Account Value among the investment options more frequently than in the published rulings. Because of these differences, it is possible that you could be treated as the owner, for tax purposes, of the Portfolio shares underlying your Contract and therefore subject to taxation on the income and gains on those shares. Moreover, it is possible that the Treasury Department's position, when announced, may adversely affect the tax treatment of existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner for tax purposes of the underlying assets.

The remainder of this discussion assumes that the Contract will be treated as a life insurance contract for federal tax purposes.

Tax Treatment of Life Insurance Death Benefit Proceeds. In general, the amount of the Death Benefit payable under a Contract is excludable from gross income under the Tax Code. Certain transfers of the Contract, however, may result in a portion of the Death Benefit being taxable.

If the Death Benefit is not received in a lump sum and is, instead, applied under one of the proceeds options, payments generally will be prorated between amounts attributable to the Death


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



Benefit, which will be excludable from the Beneficiary's income, and amounts attributable to interest (occurring after the insured's death), which will be includable in the beneficiary's income.

Accelerated Death Benefit. In general, the tax treatment of an Accelerated Death Benefit is the same as the treatment of Death Benefits, as described above. However, where an Accelerated Death Benefit is based on the Insured's being "Chronically Ill", the Tax Code limits the amount of the Accelerated Death Benefit that will qualify for exclusion from federal income taxation. In some circumstances, an Accelerated Death Benefit under the Contract may exceed these limits, and the excess amount therefore may be taxable. Accordingly, if you are considering requesting an Accelerated Death Benefit, you should first consult a qualified tax adviser.

Tax Deferral During Accumulation Period. Under existing provisions of the Tax Code, except as described below, any increase in your Account Value is generally not taxable to you unless you receive or are deemed to receive amounts from the Contract before the Insured dies. If you surrender your Contract, the Cash Value (less any Contract Fee paid upon surrender) will be includable in your income to the extent the amount received exceeds the "investment in the contract." The "investment in the contract" generally is the total Payments and other consideration paid for the Contract, less the aggregate amount received under the Contract previously to the extent such amounts received were excludable from gross income. Whether partial withdrawals (or other amounts deemed to be distributed) from the Contract constitute income depends, in part, upon whether the Contract is considered a "modified endowment contract" ("MEC") for federal income tax purposes.

Contracts Which Are MECs
------------------------

Characterization of a Contract as a MEC. In general, this Contract will constitute a MEC unless (1) it was received in exchange for another life insurance contract which was not a MEC, (2) no Payments or other consideration (other than the exchanged contract) are paid into the Contract during the first 7 Contract Years, and (3) there is no withdrawal or reduction in the death benefit during the first 7 Contract Years. In addition, even if the Contract initially is not a MEC, it may, in certain circumstances, become a MEC if there is a later increase in benefits or any other "material change" of the Contract within the meaning of the tax law.

Tax Treatment of Withdrawals, Loans, Assignments and Pledges under MECs. If your Contract is a MEC, withdrawals from your Contract will be treated first as withdrawals of income and then as a recovery of Payments. Thus, you may realize taxable income upon a withdrawal if the Account Value exceeds the investment in the Contract. You may also realize taxable income when you take a Contract Loan, because any loan (including unpaid loan interest) under the Contract will be treated as a withdrawal for tax purposes. In addition, if you assign or pledge any portion of the value of your Contract (or agree to assign or pledge any portion), the assigned or pledged portion of your Account Value will be treated as a withdrawal for tax purposes. Before assigning, pledging, or requesting a loan under a Contract which is a MEC, you should consult a qualified tax adviser.

Penalty Tax. Generally, withdrawals (or the amount of any deemed withdrawals) from a MEC are subject to a penalty tax equal to ten percent of the portion of the withdrawal that is includable


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in income, unless the withdrawals are made: (1) after you reach age 59-1/2, (2)
because you have become disabled (as defined in the tax law), or (3) as substantially equal periodic payments over your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary, as defined in the tax law). Certain other exceptions to the ten percent penalty tax may apply.

Payments under our systematic withdrawal program possibly may not qualify for the exception from penalty tax for "substantially equal periodic payments" which is described above. Accordingly, this Contract may be inappropriate for Contract Owners who expect to take substantially equal periodic payments prior to age 59-1/2. You should consult a qualified tax adviser before entering into a systematic withdrawal plan.

Aggregation of Contracts. All life insurance contracts which are MECs and which are purchased by the same person from us or any of our affiliates within the same calendar year will be aggregated and treated as one contract for purposes of determining the amount of a withdrawal (including a deemed withdrawal) that is includable in taxable income.

Contracts Which Are Not MECs
----------------------------

Tax Treatment of Withdrawals Generally. If your Contract is not a MEC, the amount of any withdrawal from the Contract will be treated first as a non-taxable recovery of Payments and then as income from the Contract. Thus, only the portion of a withdrawal that exceeds the investment in the Contract immediately before the withdrawal will be includable in taxable income.

Certain Distributions Required by the Tax Law in the First 15 Contract Years. As indicated above, the Tax Code limits the amount of Payments that may be made and the Account Values that can accumulate relative to the Death Benefit. Where cash distributions are required under the Tax Code in connection with a reduction in benefits during the first 15 years after the Contract is issued (or if withdrawals are made in anticipation of a reduction in benefits, within the meaning of the Tax Code, during this period), some or all of such amounts may be includable in taxable income.

Tax Treatment of Loans. If your Contract is not a MEC, a loan received under the Contract generally will be treated as indebtedness for tax purposes, rather than a withdrawal of Account Value. As a result, you will not realize taxable income on any part of the loan as long as the Contract remains in force. If you surrender your Contract, however, any outstanding loan balance will be treated as an amount received by you as part of the Surrender Value. Accordingly, you may be subject to taxation on the loan amount at that time. Moreover, if any portion of your Contract Loan is a preferred loan, a portion of your Contract Loan may be includable in your taxable income. Generally, you may not deduct interest paid on loans under the Contract, even if you use the loan proceeds in your trade or business.

Survivorship Contract. Although we believe that the Contract, when issued as a Survivorship Contract, meets the definition of life insurance contract under the Tax Code, the Tax Code does not directly address how it applies to Survivorship Contracts. In the absence of final regulations or other guidance under the Tax Code regarding this form of Contract, there is necessarily some uncertainty whether a Survivorship Contract will meet the Tax Code's definition of a life insurance



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



contract. If you are considering purchasing a Survivorship Contract, you should consult a qualified tax adviser.

If the Contract Owner is the last surviving Insured, the Death Benefit proceeds will generally be includable in the Contract Owner's estate on his or her death for purposes of the federal estate tax. If the Contract Owner dies and was not the last surviving Insured, the fair market value of the Contract may be included in the Contract Owner's estate. In general, the Death Benefit proceeds are not included in the last surviving Insured's estate if he or she neither retained incidents of ownership at death nor had given up ownership within three years before death.

Treatment of Maturity Benefits and Extension of Maturity Date. At the Maturity Date, we pay the Surrender Value to you. Generally, the excess of the Cash Value (less any applicable Contract Fee) over your investment in the Contract will be includable in your taxable income at that time.

Actions to Ensure Compliance with the Tax Law. We believe that the maximum amount of Payments we intend to permit for the Contracts will comply with the Tax Code definition of a life insurance contract. We will monitor the amount of your Payments, and, if your total Payments during a Contract Year exceed those permitted by the Tax Code, we will refund the excess Payments within 60 days of the end of the Contract Year and will pay interest and other earnings (which will be includable in taxable income) as required by law on the amount refunded. We reserve the right to increase the Death Benefit (which may result in larger charges under a Contract) or to take any other action deemed necessary to ensure the compliance of the Contract with the federal tax definition of a life insurance contract.

Federal Income Tax Withholding. We will withhold and remit to the federal government a part of the taxable portion of withdrawals made under a Contract, unless the Owner notifies us in writing at or before the time of the withdrawal that he or she chooses not to have withholding. As Contract Owner, you will be responsible for the payment of any taxes and early distribution penalties that may be due on the amounts received under the Contract, whether or not you choose withholding. You may also be required to pay penalties under the estimated tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

Tax Advice. This summary is not a complete discussion of the tax treatment of the Contract. You should seek tax advice from an attorney who specializes in tax issues.


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



              DESCRIPTION OF LIBERTY LIFE AND THE VARIABLE ACCOUNT

Liberty Life Assurance Company of Boston. Liberty Life Assurance Company of Boston was incorporated on September 17, 1963 as a stock life insurance company. Its executive and administrative offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.

Liberty Life writes individual life insurance on both a participating and a non-participating basis and group life and disability insurance and individual and group annuity contracts on a non-participating basis. The variable life insurance contracts described in this Prospectus are issued on a non-participating basis. Liberty Life is licensed to do business in all states, in the District of Columbia, and in Canada. We intend to market the Contracts everywhere in the United States we conduct life insurance business. Liberty Life has been rated "A" by A.M. Best and Company, independent analysts of the insurance industry. The Best's A rating is in the second highest rating category, which also includes a lower rating of A-. Best's Ratings merely reflect Best's opinion as to the relative financial strength of Liberty Life and Liberty Life's ability to meet its contractual obligations to its Contract holders. The ratings are not intended to reflect the financial strength or investment experience of the Variable Account. We may from time to time advertise these ratings in our sales literature.

Liberty Life is a member of the Insurance Marketplace Standards Association ("IMSA"). Accordingly, we may use the IMSA logo and membership in IMSA in advertisements. Being a member means that Liberty Life has chosen to participate in IMSA's Life Insurance Ethical Market Conduct Program.

Liberty Life is an indirect wholly-owned subsidiary of Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company. Liberty Mutual Insurance Company is a multi-line insurance and financial services institution.

Pursuant to a Guarantee Agreement dated [______________], Liberty Mutual, our ultimate parent, unconditionally guarantees to us on behalf of and for the benefit of Liberty Life and owners of life insurance contracts and annuity contracts issued by Liberty Life that it will, on demand, make funds available to us for the timely payment of contractual obligations under any insurance policy or annuity contract issued by us, other than obligations funded by one of our separate accounts. This guarantee covers our obligations under the Fixed Account portion of the Contracts, and our obligation to pay a Death Benefit in excess of the total Sub-Account Values. Liberty Mutual may terminate this guarantee on notice to Liberty Life.

Liberty Life also acts as a sponsor for two other of its separate accounts that are registered investment companies: Variable Account J and Variable Account K. The officers and employees of Liberty Life are covered by a fidelity bond in the amount of $70,000,000.

Officers and Directors of Liberty Life. Our directors and executive officers are listed below, together with information as to their dates of election and principal business occupations during the past five years (if other than their present occupation). Where no dates are given, the person has held that position for at least the past five years.


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


Gary L. Countryman; Chairman of the Board, June 1998 to date; Chief Executive Officer and Chairman of the Board, March 1987 to June 1998; Director, March 1981; Chairman of the Board, Liberty Mutual Insurance Company, April 1998 to date; Chairman of the Board and Chief Executive Officer, Liberty Mutual Insurance Company, April 1992 to April 1998.

Edmund F. Kelly; President and Chief Executive Officer, June 1998 to date; President and Chief Administrative Officer, June 1995 to June 1998; Director, July 1992 to date; President and Chief Executive Officer, Liberty Mutual Insurance Company, April 1998 to date; President and Chief Operating Officer, Liberty Mutual Insurance Company, April 1992 to April 1998.

Morton E. Spitzer; Executive Vice President, Chief Operating Officer - Individual, July 1992 to date; Director, August 1995 to date.

Jean M. Scarrow; Executive Vice President, Chief Operating Officer - Group, and Director, May 1997 to date; Vice President, Liberty Mutual Insurance Company, June 1985 to May 1997.

A. Alexander Fontanes; Vice President, March 1992 to date; Director, August 1995 to date; Senior Vice President and Chief Investment Officer, Liberty Mutual Insurance Company.

John B. Conners; Director, August 1995 to date; Executive Vice President and Manager--Personal Market, Liberty Mutual Insurance Company.

J. Paul Condrin, III; Vice President and Director, April 1997 to date; Senior Vice President and Chief Financial Officer, Liberty Mutual Insurance Company.

Christopher C. Mansfield; Director, August 1995 to date; Senior Vice President and General Counsel, Liberty Mutual Insurance Company.

Andrew M. Girdwood, Jr.; Vice President, March 1984 to date.

Richard W. Hadley; Vice President, and Comptroller, June 1993 to date.

Richard B. Lassow; Vice President, September 1994 to date; Chief Actuary - Individual Life, Connecticut Mutual Life Insurance Company, September 1989 to June 1994.

Merrill J. Mack; Vice President, March 1986 to date.

John S. O'Donnell; Vice President, April 1991 to date.

Steven M. Sentler; Vice President, September 1994 to date; Second Vice President, Travelers Insurance Company, December 1978 to November 1993.

John A. Tymochko; Vice President, March 1993 to date.


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



Barry S. Gilvar; Secretary, August 1995 to date; Assistant Secretary, March 1993 to August 1995; Vice President and Secretary, Liberty Mutual Insurance Company.

Elliot J. Williams; Treasurer, April 1997 to date; Vice President and Treasurer, Liberty Mutual Insurance Company.

Gerald H. Dolan; Assistant Treasurer, June 1996 to date; Assistant Controller and Director Corporate Tax, Liberty Mutual Insurance Company.

Bernard Gillen; Assistant Treasurer, June 1996 to date; Director - Tax Compliance, Liberty Mutual Insurance Company.

James W. Jakobek; Assistant Treasurer, September 1990 to date; Vice President and Manager, Liberty Mutual Insurance Company.

Charlene Albanese; Assistant Secretary, December 1997 to date; Manager - Individual Life Policy Services, Liberty Mutual Insurance Company, August 1998 to date; Assistant Manager Individual Life Policy Services, Liberty Mutual Insurance Company, July 1997 to August 1998; Manager - Individual Life Policy Services, Liberty Mutual Insurance Company, April 1991 to July 1997.

Diane S. Bainton; Assistant Secretary, November 1995 to date; Assistant Secretary, Liberty Mutual Insurance Company.

Katherine Desiderio; Assistant Secretary, November 1995 to date; Hearing Representative, Liberty Mutual Insurance Company.

James R. Pugh; Assistant Secretary, November 1995 to date; Senior Corporate Counsel, Liberty Mutual Insurance Company.

Harvey Swedlove; Assistant Secretary, February 1997 to date; Vice President and General Counsel, Liberty Canada Holdings, Ltd., January 1996 to date; Consultant, Maris Management, Ltd., June 1994 to December 1995; Vice President and General Counsel, Camrost Development Corporation, August 1987 to June 1994.

The business address of each of the foregoing officers and directors is 175 Berkeley Street, Boston, Massachusetts 02117.

Financial Information Concerning Liberty Life. You should consider the financial statements for Liberty Life that are attached to the end of this Prospectus only as bearing on the Company's ability to meet its obligations under the Contract. They do not relate to the investment performance of the assets held in the Variable Account.

Variable Account. LLAC Variable Account was originally established in 1998, as a segregated asset account of Liberty Life. The Variable Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Liberty Life.


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


We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Account Value of the Contracts offered by this Prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Liberty Life.

The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. In the future, we may use the Variable Account to fund other variable universal life insurance contracts. We will account separately for each type of variable life insurance contract funded by the Variable Account.

Safekeeping of the Variable Account's Assets. We hold the assets of the Variable Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

State Regulation of Liberty Life. We are subject to the laws of Massachusetts and regulated by the Massachusetts Division of Insurance. Every year we file an annual statement with the Division of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Division of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the National Association of Insurance Commissioners. Our books and records are subject to review by the Division of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

                                YEAR 2000 MATTERS

We have been addressing Year 2000 matters since late 1995. We established a Year 2000 plan and we are now carefully examining all of our relevant internal computing systems to identify areas that may need changes. We have started to make the changes and have targeted December 31, 1998 as the expected completion date. We also have established Year 2000 compliance standards for all new internal systems. We intend to provide uninterrupted service to all of our Contact Owners and customers.

We believe we will meet our timetable for any required changes and the Year 2000 issues will not pose significant operational problems for us.

We do not expect that the cost of addressing the Year 2000 issues will be material to Liberty Life's financial condition or its results of operation.


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


                            DISTRIBUTION OF CONTRACTS

Liberty Life Distributors LLC ("LLD") serves as distributor of the Contracts. LLD is located at 100 Liberty Way, Dover New Hampshire 03820. LLD is our wholly-owned subsidiary. It is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this Prospectus are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. LLD enters into selling agreements with the unaffiliated broker-dealers and banks whose personnel participate in the offer and sale of the Contracts. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

The maximum sales compensation payable by the Company is not more than seven percent of the initial Payment plus 0.15% annually of the unloaned Account Value. In addition, we may pay or permit other promotional incentives, in cash, or credit or other compensation.

The distribution agreement with LLD provides for indemnification of LLD by Liberty Life for liability to owners arising out of services rendered or contracts issued.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. Liberty Life is engaged in routine law suits which, in our management's judgment, are not of material importance to its total assets or material with respect to the Variable Account.

                                 LEGAL MATTERS

All matters of Massachusetts law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Massachusetts law, have been passed upon by William J. O'Connell, Esq., Counsel. The law firm of Jorden Burt Boros Cicchetti Berenson & Johnson, 1025 Thomas Jefferson St., Suite 400, East Lobby, Washington, D.C. 20007-5201, serve as special counsel to Liberty Life with regard to the federal securities laws.

                             REGISTRATION STATEMENT

We have filed a registration statement with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, with respect to the Contracts offered by this Prospectus. This Prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Variable Account, Liberty Life, and the Contracts. The descriptions in this Prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for their precise terms.


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



                                     EXPERTS

The consolidated financial statements for Liberty Life Assurance Company of Boston as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and the related financial statement schedule included in this Prospectus have been audited by Ernst & Young LLP, 200 Clarendon Street, Boston, Massachusetts, independent auditors, as stated in their reports. We have included those financial statements and the supplemental schedule in reliance upon the reports of Ernst & Young, LLP, given upon their authority as experts in accounting and auditing. Actuarial matters included in this Prospectus and the registration statement of which it is a part, including the hypothetical Contract illustrations, have been examined by Douglas Wood, FSA, MAAA, Actuary of the Company, and are included in reliance upon his opinion as to their reasonableness.

                              FINANCIAL STATEMENTS

No financial statements are included for the Variable Account. It has not yet commenced operations, has no assets or liabilities, and has received no income or incurred any expense. The financial statements of Liberty Life that are included should be considered only as bearing upon Liberty Life's ability to meet its contractual obligations under the Contracts. Liberty Life's financial statements do not bear on the investment experience of the assets held in the Variable Account. The most current financial statements of Liberty Life are those as of the end of the most recent fiscal year. Liberty Life represents that there has been no adverse material changes in Liberty Life's financial position or operations between the end of the most recent fiscal year and the date of this Prospectus. [financial statements to be added by pre-effective amendment]


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